UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant:	☒
Filed by a Party other than the Registrant:	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Materials Pursuant to Rule 14a-12

AIRSPAN NETWORKS INC.
(Name of Registrant as Specified in Its Charter)

AIRSPAN NETWORKS INC. (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

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☐
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AIRSPAN NETWORKS INC.
777 Yamato Road
Suite 310
Boca Raton, Florida 33431

April 25, 2008

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Airspan Networks Inc. that will be held at our headquarters, 777 Yamato Road, Suite 310, Boca Raton, FL 33431, on May 29, 2008, at 11:00 AM ET. I look forward to greeting as many of our shareholders as possible.

At this year’s annual meeting, the agenda includes the annual election of directors, approval of an amendment to our Omnibus Equity Compensation Plan to increase the number of authorized shares from 5,000,000 to 9,500,000 and ratification of the selection of our independent registered public accounting firm. The Board of Directors recommends that you vote FOR election of the director nominees, FOR the amendment to our Omnibus Equity Compensation Plan and FOR ratification of the selection of our independent registered public accounting firm. Please refer to the proxy statement for detailed information on each of the proposals and the annual meeting. Your Airspan shareholder vote is important, and we strongly urge you to cast your vote.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy card in the enclosed postage-paid envelope. If you decide to attend the Annual Meeting, you will, of course, be able to vote in person, even if you have previously submitted your proxy card.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Airspan.

Sincerely,

/s/ Eric Stonestrom
Eric Stonestrom
President and Chief Executive Officer

AIRSPAN NETWORKS INC.
777 Yamato Road
Suite 310
Boca Raton, Florida 33431

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 29, 2008

To the Shareholders of
Airspan Networks Inc.:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of Airspan Networks Inc., a Washington corporation (the “Company”), will be held on May 29, 2008, at 11:00 AM ET, at the Company’s headquarters, 777 Yamato Road, Suite 310, Boca Raton, FL 33431, for the following purposes:

•	To elect nine members to the Company’s Board of Directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

•	To consider and vote upon a proposal to approve an amendment to the Omnibus Equity Compensation Plan to increase the shares available for issuance from 5,000,000 to 9,500,000;

•
To consider and vote upon a proposal to approve of and ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

•	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors recommends that you vote FOR the proposals described above. All shareholders are cordially invited to attend. However, only shareholders of record at the close of business on April 17, 2008 are entitled to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors,

/s/ David Brant

David Brant
Secretary

Boca Raton, Florida
April 25, 2008

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	21

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	21

COMPENSATION DISCUSSION AND ANALYSIS	21

Overview	21
Elements of Compensation	22
Base Salary	22
Annual Incentives	23
Revenue Element	24
Gross Margin Element	24
Specific Incentive Targets: WiMAX bookings / Product Cost Reduction and Process Improvements	25
Long-Term Incentive Awards	25
All Other Compensation	28
Benefits	28
Pension Benefits	28
401(k) Plan Matching	28
Change in Control and Severance Benefits	28
Corporate Tax Considerations	28

EXECUTIVE COMPENSATION	29

Summary Compensation Table	29
“All Other Compensation” Supplementary Table	30
2007 Grants Of Plan-Based Awards	31
Employment Agreements	31
2007 Omnibus Equity Incentive Plan	32
Salary and Bonus	32
Outstanding Equity Awards at December 31, 2007	33
2007 Option Exercises And Stock Vested	35
Potential Payments Upon Termination Or Change Of Control	35
Other Potential Post-Employment Payments	36
Equity Incentive Plans	36

REPORT OF THE AUDIT COMMITTEE(1)	37

POLICY AND PROCEDURES REGARDING TRANSACTIONS WITH RELATED PERSONS	37

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	38

Loans to Related Parties	38

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	38

CODE OF ETHICS	38

ANNUAL REPORT TO SHAREHOLDERS	38

INCORPORATION BY REFERENCE	38

OTHER BUSINESS	39

2009 Shareholder Proposals	39
Procedures for Nominating or Recommending for Nomination Candidates for Director	39
Other Matters	40

2008 ANNUAL MEETING OF SHAREHOLDERS
OF
AIRSPAN NETWORKS INC.

——————

PROXY STATEMENT

——————

May 29, 2008, 11:00 AM ET,
777 Yamato Road, Suite 310, Boca Raton, Florida 33431

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Airspan Networks Inc., a Washington corporation (the “Company”), of proxies from the holders of the Company’s common stock (the “Common Stock”) and Series B Preferred Stock (the “Series B Preferred Stock”), for use at the 2008 Annual Meeting of Shareholders of the Company for the fiscal year ended December 31, 2007, to be held at the Company’s headquarters, 777 Yamato Road, Suite 310, Boca Raton, Florida 33431, on May 29, 2008, at 11:00 AM ET, or at any adjournment(s) or postponement(s) thereof (the “Annual Meeting”), pursuant to the foregoing Notice of Annual Meeting of Shareholders.

The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is April 25, 2008. Shareholders should review the information provided herein in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which accompanies this Proxy Statement. The complete mailing address, including zip code, of the Company’s principal executive offices is 777 Yamato Road, Suite 310, Boca Raton, Florida 33431 and its telephone number is (561) 893-8670.

PURPOSES OF THE MEETING

At the Annual Meeting, the Company’s shareholders will consider and vote upon the following matters:

•	The election of nine members to the Company’s Board of Directors to serve until the next Annual Meeting of Shareholders of the Company or until their successors are duly elected and qualified;

•	To consider and vote upon a proposal to approve an amendment to the Omnibus Equity Compensation Plan to increase the shares available for issuance from 5,000,000 to 9,500,000;

•
To consider and vote upon a proposal to approve of and ratify the selection of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

•	Such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

Unless contrary instructions are indicated on the enclosed proxy card, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted: FOR the election of the nine nominees for director named below; FOR the approval of the amendment to the Omnibus Equity Compensation Plan and FOR the approval of and ratification of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

In the event a shareholder specifies a different choice by means of the enclosed proxy card, his shares will be voted in accordance with the specification so made. The Board of Directors does not know of any other matters that may be brought before the Annual Meeting, nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate director nominees. In the event that any other matter should come before the Annual Meeting or any director nominee is not available for election, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters, in accordance with their best judgment.

GENERAL INFORMATION ABOUT VOTING

Who can vote?

You can vote your shares of Common Stock and Series B Preferred Stock if the Company’s records show that you owned the shares on April 17, 2008. A total of 58,683,534 shares of Common Stock and 200,690 shares of Series B Preferred Stock can vote at the Annual Meeting. Pursuant to the Company’s Second Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), you are entitled to one vote for each share of Common Stock and 81 votes for each share of Series B Preferred Stock. The enclosed proxy card shows the number of shares you are entitled to vote.

The holders of the Common Stock and the Series B Preferred Stock will vote together with respect to the election of directors (Proposal No. 1), the approval of the amendment to the Omnibus Equity Compensation Plan to increase the shares available for issuance from 5,000,000 to 9,500,000 (Proposal No. 2) and the ratification of the independent registered public accounting firm (Proposal No. 3), as though they were a single class.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to the Company in the enclosed envelope. The proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote for each of the nine director nominees and in favor of the ratification of the independent registered public accounting firm.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

Although the Company encourages you to complete, sign, date and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

Can I change or revoke my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change or revoke your vote by:

•	giving the Company’s secretary a written notice revoking your proxy card at or before the Annual Meeting;

•	signing, dating, and returning to the Company a new proxy card at or before the Annual Meeting; or

•	attending the Annual Meeting and voting in person.

Attendance at the Annual Meeting will not, by itself, revoke a proxy. Any written notice of revocation or subsequent proxy may be sent to: Airspan Networks Inc., Attn: David Brant, Secretary, 777 Yamato Road, Suite 310, Boca Raton, Florida 33431, or hand delivered to the Secretary of the Company at or before voting at the Annual Meeting.

When was this proxy statement sent to shareholders?

This proxy statement was first mailed on April 25, 2008 to the Company’s shareholders of record as of April 17, 2008, the record date for voting at the Annual Meeting.

What if other matters come up at the Annual Meeting?

The matters described in this Proxy Statement are the only matters the Company knows will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

What do I do if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

The Company will hold the Annual Meeting if holders of a majority of the votes entitled to be cast either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether the Company has a quorum, even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If your shares are held in the name of a nominee, and you do not tell the nominee by May 29, 2008 how to vote your shares (“broker non-votes”), the nominee can vote them as it sees fit only on matters that are determined to be routine. Broker non-votes will be counted as present to determine if a quorum exists, but will not be counted as present and entitled to vote on any non-routine proposal. Proposal No. 2 is considered a “non-routine matter.” Thus, if your shares are held in street name and you do not provide instructions as to how your shares are to be voted with respect to Proposal No. 2, your broker or other nominee will not be able to vote your shares with regard to Proposal No. 2. The Company urges you to provide instructions to your broker or nominee so that your votes may be counted on this important matter.

Who pays for this proxy solicitation?

The Company does. In addition to sending you these materials, the Company may engage a proxy solicitation firm to contact you directly by telephone, mail or in person. The Company will bear such costs, if any, which are not expected to exceed $5,000.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board of Directors has set the close of business on April 17, 2008, as the record date (the “Record Date”) for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 58,683,534 shares of Common Stock and 200,690 shares of Series B Preferred Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. The Series B Preferred Stock is convertible into 21,630,856 shares of Common Stock, subject to adjustment under certain circumstances.

Pursuant to the Articles of Incorporation, each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting and each share of Series B Preferred Stock is entitled to 81 votes on each matter submitted to shareholders for approval at the Annual Meeting.

Shareholders do not have the right to cumulate their votes for directors.

The Company’s Amended and Restated Bylaws (the “Bylaws”) provide that the presence, in person or by proxy, of the holders of record of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum.

Pursuant to the Articles of Incorporation and Washington General Company Law, the nine persons receiving the highest number of votes cast in his or her favor by the shares of Common Stock and Series B Preferred Stock represented in person or by proxy at the Annual Meeting, taken together, will be elected as directors (Proposal No. 1). Pursuant to the Bylaws, the approval of the amendment of the Omnibus Equity Compensation Plan to increase the shares available for issuance from 5,000,000 to 9,500,000 (Proposal No. 2) will be approved if the number of votes cast by the shares of Common Stock and Series B Preferred Stock, taken together, in favor of the proposal exceed the number of votes cast by the shares of Common Stock and Series B Preferred Stock, taken together, against the proposal. Pursuant to the Bylaws, the ratification of the independent registered public accounting firm (Proposal No. 3) will be approved if the number of votes cast by the shares of Common Stock and Series B Preferred Stock, taken together, in favor of the proposal exceed the number of votes cast by the shares of Common Stock and Series B Preferred Stock, taken together, against the proposal.

Abstentions are counted as present for purposes of determining the presence of a quorum. Abstentions are not counted as votes cast “for” or “against” the election of any director (Proposal No. 1). However, with regard to the approval of the amendment of the Omnibus Equity Compensation Plan to increase the shares available for issuance from 5,000,000 to 9,500,000 (Proposal No. 2) and the ratification of the independent registered public accounting firm (Proposal No. 3), abstentions have the same effect as a vote against the proposal.

If less than a majority of the outstanding shares of Common Stock and Series B Preferred Stock entitled to vote, taken together, are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given for the new date, time or place, if the new date, time or place is announced at the Annual Meeting before an adjournment is taken.

Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspectors shall determine the number of shares of Common Stock and Series B Preferred Stock represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies and shall receive, count and tabulate ballots and votes and determine the results thereof.

A list of shareholders entitled to vote at the Annual Meeting will be available at the Company’s offices, 777 Yamato Road, Suite 310, Boca Raton, FL 33431, for a period of ten days prior to the Annual Meeting and at the Annual Meeting itself, for examination by any shareholder.

ELECTION OF DIRECTORS

(Proposal No. 1)

The Company’s Board of Directors currently consists of nine members.

Nine directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. Under Washington law and the Articles of Incorporation, the nine persons receiving the highest number of votes cast in his or her favor in person or by proxy at the Annual Meeting will be elected as directors of the Company. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy. Each of the nine director nominees listed below has been approved by the Governance and Nominating Committee.

All directors hold office until the next Annual Meeting of the Shareholders or until their successors have been elected and qualified. The Company’s officers are appointed annually and serve at the discretion of the Board of Directors.

The Board of Directors recommends a vote FOR the nine director nominees listed below:

Name	Age	Position

Julianne M. Biagini	45	Director
Bandel L. Carano	46	Director
Matthew J. Desch	50	Chairman of the Board of Directors
Michael T. Flynn	59	Director
Frederick R. Fromm	59	Director
Guillermo Heredia	66	Director
Thomas S. Huseby	60	Director
Eric D. Stonestrom	46	Chief Executive Officer, President, and Director
David A. Twyver	61	Director

Information About Director Nominees

Julianne M. Biagini has served as a director of Airspan since August 2006. Ms. Biagini has been employed by Crossbow Technology, Inc. since February 2008, as their Chief Financial Officer. Crossbow is a private company focused on the wireless sensor industry. From 1994 through 2007, she served in a number of executive positions at Endwave Corporation, a supplier of RF subsystems for millimeterwave, broadband wireless access systems. During her tenure, Ms. Biagini also served for five years as Chief Financial Officer of Endwave from May 2001 through April 2006. From 1992 until 1994, Ms. Biagini was the manager of Accounting and Tax at Exponent, Inc., an engineering and scientific consulting firm. Prior to 1992, Ms. Biagini worked at KPMG as a tax specialist. Ms. Biagini is a Certified Public Accountant with a B.S. in business administration from San Jose State University and an M.B.A. from Santa Clara University.

Bandel L. Carano joined the Board of Directors of Airspan in September 2006. Mr. Carano, who was a member of the Company’s Board of Directors from January 1998 to February 2001, has been a general partner of Oak Investment Partners, a multi-stage venture capital firm, since 1987. Mr. Carano also serves on the Investment Advisory Board of the Stanford Engineering Venture Fund, the Board of Directors of Kratos Defense and Security Solutions, Inc. and FiberTower Corporation, the Supervisory Board of Tele Atlas N.V. and the Board of Directors of numerous private companies. Mr. Carano holds a B.S. and an M.S. in Electrical Engineering from Stanford University.

Matthew J. Desch became Chairman of the Board of Directors of Airspan on July 1, 2000. Since September 2006, Mr. Desch has served as Chairman and Chief Executive Officer of Iridium Satellite LLC, a global supplier of mobile satellite communications services. Prior to joining Iridium, Mr. Desch served as the Chief Executive Officer of Telcordia Technologies, a private communications software and services supplier from July 2002 until October 2005. He is currently a member of the board of directors of Starent Networks. From 1987 through May 2000, Mr. Desch served in a variety of management positions with Nortel Networks, a global supplier of networking solutions and services. From 1996 through 2000, he served as Executive Vice President and President of Nortel’s Wireless Networks division, responsible for Nortel’s global wireless infrastructure business. Mr. Desch has a B.S. from Ohio State University and an M.B.A. from the University of Chicago.

Michael T. Flynn has served as a director of Airspan since July 2001. From June 1994 until March 31, 2004, Mr. Flynn served as an officer of ALLTEL Corporation, an integrated telecommunications provider of wireless, local telephone, long-distance, competitive local exchange, Internet and high-speed data services. From May 2003 until April 2004, he held the position of Assistant to the Chief Executive Officer. From April 1997 to May 2003, Mr. Flynn served as Group President of Communications at ALLTEL. From June 1994 to April 1997, Mr. Flynn was President of the Telephone Group of ALLTEL. Since January 2004, Mr. Flynn has served on the Board of Directors, the Audit Committee and the Compensation Committee of WebEx Communications, a publicly-traded company providing real time web collaboration and conferencing services. He also serves as a member of the Board of Directors of several private companies including: Calix, a leading provider of next generation, integrated voice, data and video, loop and transport access technology; and GENBAND a provider of access and trunking media gateway solutions for VoIP and signaling applications. Mr. Flynn earned his B.S. degree in Industrial Engineering from Texas A&M University in 1970. He attended the Dartmouth Institute in 1986 and the Harvard Advanced Management Program in 1988.

Frederick R. Fromm joined the Airspan Board of Directors in June 2006. Mr. Fromm has served for more than 30 years in the telecommunications industry, where he has held a variety of senior executive positions with a broad range of companies. Since January 2006, Mr. Fromm has served as the Chairman of the Board and Chief Executive Officer of nexVortex, Inc., a privately-held business-grade VoIP services provider. From July 2004 until September 2005, Mr. Fromm served as the President and Chief Executive Officer and as a director of Mobeon AB, a Swedish based telecom software manufacturer and supplier of specialized messaging software components to tier-one telecom network equipment vendors. From May 2003 to February 2004, Mr. Fromm was President and Chief Executive Officer and a director of Gluon Networks, Inc., a private telecommunications equipment company. From July 2000 to October 2001, he was President, and from November 2001 to October 2002 he was also a director and Chief Executive Officer of Oplink Communications, Inc., an optical components company that completed its initial public offering during Mr. Fromm’s tenure with the Company. Between June 2001 and July 2006, Mr. Fromm served as a director of Wave Wireless Corporation, a public wireless telecom equipment company. Mr. Fromm received B.S. and M.S. degrees in Engineering from the University of Wisconsin-Milwaukee and an M.B.A. from Florida Atlantic University.

Guillermo Heredia joined the Board of Directors of Airspan in January 2001. Since September 2005, Mr. Heredia has served as President and CEO of AeroLineas MesoAmericanas, a low cost airline carrier operating within Mexico. From 1999 to 2005, Mr. Heredia served as the managing partner of Consultores en Inversiones Aeronauticas, a provider of consulting services to airline operators and investors. Mr. Heredia has served in the senior management of three major Mexican corporations: as President and Chief Operating Officer of Aeromexico from 1989 to 1992, as President and Chief Operating Officer of Grupo Iusacell, Mexico’s number two wireless carrier from 1992 to 1994, and as President and Chief Executive Officer of Previnter, a joint venture of AIG, Bank Boston and Bank of Nova Scotia from 1995 to 1999. Mr. Heredia currently serves as a member of the board of directors for W.L. Comunicaciones, a private telecommunications company involved in developing a wide band fiber optic network in Mexico City and throughout Mexico and for Jalisco Tequilana Internacional, a private distiller and distributor of Tequila. Mr. Heredia holds a degree in Mechanical Engineering from the Universidad de las Americas and in Business Administration from Universidad Iberoamericana.

Thomas S. Huseby has served as a Director of Airspan since January 1998, serving as Chairman of the Board from January 1998 until July 2000. Since August 1997, Mr. Huseby has served as the Managing Partner of SeaPoint Ventures, a venture capital fund focused on communications infrastructure. Mr. Huseby has also served as an advisor to Oak Investment Partners since August 1997 and from 2007 as a strategic partner to Hunt Ventures and Voyager Capital. Prior to his employment with SeaPoint Ventures, from 1994 to 1997, Mr. Huseby was the Chairman and Chief Executive Officer of Metawave Communications, a previously public corporation which manufactured cellular infrastructure equipment. Previously, he was President and Chief Executive Officer of Innova Corporation, a previously public manufacturer of millimeter wave radios. Mr. Huseby is currently Chairman of the Board of three privately held companies, Ontela Inc. that provides a platform that brings image services to mobile phone handsets; SnapIn Software, Inc. that develops handset-based wireless customer care and diagnostic products for mobile network operators; and Zumobi Inc. that allows innovative mobile access, retrieval and sharing of web-based content. He is also a board member of the following privately held corporations: Hubspan, Kineto Wireless, Modiv Media, Mojix, Trumba and SinglePoint. Mr. Huseby has a Bachelor’s degree in Economics and a B.S.I.E. from Columbia University and an M.B.A. from Stanford University.

Eric D. Stonestrom joined Airspan as Executive Vice President and Chief Operating Officer in January 1998. In May 1998, he was named President and Chief Executive Officer, as well as a member of the Board of Directors. From 1995 to January 1998, Mr. Stonestrom was employed by DSC Communications Corporation, a provider of telecommunications equipment and services (“DSC”), as a Vice President of operating divisions, including the Airspan product line. From 1984 until 1995, Mr. Stonestrom worked at telecommunications corporations Bell Laboratories and AT&T in a variety of positions. He received B.S., M.S. and M. Eng. degrees in 1982, 1983 and 1984, respectively, from the College of Engineering at the University of California at Berkeley.

David A. Twyver joined the Board of Directors of Airspan in May 1999. Mr. Twyver served as the President and Chief Executive Officer of Ensemble Communications Inc., a supplier of LMDS wireless equipment, from January 2000 until September, 2002. From 1996 to 1997, Mr. Twyver served as Chief Executive Officer of Teledesic Corporation, a satellite telecommunications company. From 1974 to 1996, Mr. Twyver served in several management positions at Nortel Networks Limited, a leading global supplier of data and telephone network solutions and services, most recently as president of Nortel Wireless Networks from 1993 to 1996. Mr. Twyver served as a director of Metawave Communications, Inc, a manufacturer of cellular infrastructure equipment, from March 1998 until February 2003 and as a member of Metawave Communications, Inc.’s Audit Committee from June 2000 until February 2003. Mr. Twyver also served as Chairman of the Board of Directors of Ensemble from January 2002 until December 2003 and as a director until April 2004. He received his B.S. in Mathematics and Physics from the University of Saskatchewan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” EACH OF THE NINE DIRECTOR NOMINEES LISTED ABOVE.

APPROVAL OF AMENDMENT TO THE OMNIBUS EQUITY COMPENSATION PLAN TO INCREASE
THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE FROM 5,000,000 TO 9,500,000

(Proposal No. 2)

Background

At the 2004 Annual Meeting, the shareholders approved the 2004 Omnibus Equity Compensation Plan (the “Omnibus Plan”). The Omnibus Plan currently authorizes the grant of stock options, stock appreciation rights, restricted stock, deferred stock, stock awards, performance shares and other stock-based awards to eligible participants in the Omnibus Plan up to a maximum of 5,000,000 shares of our common stock as further described under the caption “Maximum Number of Shares” below.

Since the approval of the Plan, awards have been made thereunder. (See the table below under the caption “Securities Authorized for Issuance Under Equity Compensation Plans” for more information on grants made under the Omnibus Plan.)

As of April 17, 2008, approximately 66,275 shares remained available for future grants under the Omnibus Plan. The Company expects that the amount of shares available for future grants under the Omnibus Plan will be insufficient to cover awards anticipated to be made under the Omnibus Plan prior to the next Annual Meeting of Shareholders, as well as awards made thereafter.

Proposed Amendment

The Board of Directors recommends that the shareholders approve the following amendment:

•	to increase the number of shares of common stock available for awards under the Omnibus Plan from 5,000,000 to 9,500,000.

Summary of Omnibus Plan

The following is a summary of the material terms of the Omnibus Plan and is qualified in its entirety by reference to the Omnibus Plan, a copy of which is attached as Appendix A to this proxy statement.

Purpose. The purpose of the Omnibus Plan is to (i) attract and retain personnel of exceptional ability to the Company, (ii) to motivate such personnel through added incentives to make a maximum contribution to greater profitability, (iii) to develop and maintain a highly competent management team and (iv) to be competitive with other companies with respect to executive compensation.

Shares Available for Awards. Currently, up to 5,000,000 shares of our common stock may be issued for awards under the Omnibus Plan (subject to certain adjustments). The Company proposes to amend the Omnibus Plan to increase the shares available from 5,000,000 to 9,500,000. If any shares to which an award relates expire unexercised or are forfeited, terminated or settled in cash in lieu of common stock, then the number of shares with respect to such award will again be available for grant under the Omnibus Plan.

The closing price of Airspan common stock on April 17, 2008, as reported on the Nasdaq Stock Market, was $0.67.

Administration. The Omnibus Plan is administered by the Compensation Committee. The Compensation Committee is authorized to construe and interpret the Omnibus Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Omnibus Plan, and its determinations and interpretations are binding. Each participant receiving an award under the Omnibus Plan will enter into an agreement with the Company that sets forth the restrictions, terms and conditions of the award agreement. The Compensation Committee makes all determinations necessary or advisable for the Omnibus Plan, including (i) selecting participants, (ii) determining the form, amounts, terms and duration of awards and (iii) correcting any defect or omission, or reconciling any inconsistency, in the Omnibus Plan or any award agreement thereunder. The Compensation Committee has the authority to accelerate the vesting, exercisability or lapse of restrictions with respect to awards granted under the Omnibus Plan and to determine whether shares or other amounts that may be payable under the Omnibus Plan may be deferred.

Eligible Participants. All employees, directors and consultants of the Company, as well as any other persons whose participation the Compensation Committee determines is in the best interest of the Company, are eligible to participate in the Omnibus Plan. As of April 1, 2008, there were approximately 300 persons who were eligible to receive awards under the Omnibus Plan.

New Plan Benefits. The following table sets forth the number of shares of Airspan common stock covered by options or other awards granted under the Omnibus Plan during fiscal 2007. The number and type of awards that will be granted in the future under the Omnibus Plan to directors, executives and key employees are not determinable as the Compensation Committee will make such determinations in its discretion.

Omnibus Equity Compensation Plan

Name and position	Options Granted	Restricted Stock Granted
Eric D. Stonestrom President and Chief Executive Officer	60,000	19,200

David Brant Senior Vice President and Chief Financial Officer	60,000	10,400

Henrik Smith-Petersen President, Asia Pacific	35,000	5,000

Paul Senior Chief Technical Officer	60,000	800

Uzi Shalev Vice President and General Manager	75,000	8,000

Executive Group	350,000	45,000

Non-Executive Director Group	135,000	0

Nominees for Election as Director	0	0

Each associate of the above-mentioned directors, executive officers or nominees	0	0

Each other person who received or is to receive five percent of such options, warrants or rights	0	0

Non-Executive Officer Employee Group	721,200	11,000

Types of Awards. The Omnibus Plan permits the granting of a variety of different types of awards.

Stock options, including incentive stock options (“ISOs”) meeting the requirements of Section 422 of the Internal Revenue Code (the “Code”), and stock options that are not ISOs (“Nonqualified Stock Options”); stock appreciation rights (“SARs”); restricted stock; deferred stock; stock awards; performance shares payable in cash or stock, or a combination of cash and stock, upon attainment of specified objectives or goals; and other awards valued in whole or in part by reference to or based on Airspan common stock.

Stock Options. The exercise price of an option will be determined by the Compensation Committee at the time of grant subject to the following limitations: (a) the exercise price of an ISO may not be less than 100 percent of the fair market value per share of the common stock on the date of the grant and (b) the exercise price of an ISO granted to an employee who owns ten percent (10 percent) or more of the combined total voting power of the Company may not be less than 110 percent of the fair market value per share of the common stock on the date of grant.

The term of an option will be such period of time as is fixed by the Compensation Committee at the time of grant subject to the following limitations: (a) the term of an incentive stock may not exceed ten years after the date of grant and (b) the term of an incentive stock option granted to an employee who owns ten percent or more of the combined total voting power of the Company may not exceed five years.

An option may be exercised by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice must be accompanied by payment in full of the exercise price in cash or, if permitted by the terms of the governing award agreement, by delivery of (a) a fully-secured, recourse promissory note or (b) shares of common stock already owned by the participant. The Compensation Committee also may permit participants to simultaneously exercise an option, sell the shares of the common stock thereby acquired, and use the proceeds from such sale for payment of the exercise price.

Stock Appreciation Rights. Awards of SARs under the Omnibus Plan may be made in conjunction with awards of options or independent of any award of Options. The holder of a SAR related to an option is entitled to surrender the related option and receive, in exchange therefore, the excess of the fair market value of a specified number of shares (calculated as of the exercise date) over the grant price of the SAR. The SAR is subject to the same terms and conditions as the related option and is vested and exercisable only if the option is vested and exercisable. The Compensation Committee may provide that in the event of a “change in control” of the Company, the purchase price paid or offered in such transaction or potential transaction, rather than fair market value, will be used to determine the aggregate value of cash or shares to be paid to the Participant.

Restricted Stock. Shares of restricted stock may be awarded subject to such restrictions and other terms and conditions as the Compensation Committee may impose. Holders of restricted stock have all of the rights of a shareholder of the Company, including the right to vote such shares and to receive any cash dividends declared and paid thereon; provided, however, the Compensation Committee may require dividends to be deferred and reinvested in additional shares of restricted stock or held by the Company until all restrictions expire. Restricted stock may not be transferred by the holder until the restrictions established by the Compensation Committee lapse. Upon termination of the holder’s employment during the restriction period, restricted stock is forfeited, unless the Compensation Committee determines otherwise.

Deferred Stock. Shares of deferred stock awards may be awarded subject to such conditions as to vesting, purchase price (if any) payable by the participant, forfeiture, performance goals and other matters as the Compensation Committee may determine. The Compensation Committee may restrict the transferability of deferred stock and require that it be forfeited upon termination of a participant’s employment or service as a director, as the case may be. Awards of deferred stock only become unrestricted and vest in accordance with the vesting schedule set forth in the underlying award agreement.

Performance Shares. Performance shares will provide their holders the right to receive payments, in whole or in part, upon the achievement of goals established by the Compensation Committee during performance periods established by the Compensation Committee. Performance shares granted under the Omnibus Plan may be denominated in cash, shares of common stock or a combination of cash and stock. Upon termination of the holder’s employment, performance shares will be forfeited, unless otherwise determined by the Compensation Committee.

Stock Awards. The value of a stock award is determined by multiplying the number of shares awarded by the fair market value of a share of common stock on the grant date. The Compensation Committee may establish such conditions, restrictions and limitations on a stock award as it determines in its sole discretion, and may cause a stock award, at such time as the value represented thereby is to be paid to a Participant, to be paid in cash or stock.

Other Stock-Based Award. The Compensation Committee also is authorized to grant other types of awards that are denominated or payable in or otherwise relate to Airspan common stock. The Omnibus Plan provides that the Committee will establish the terms and conditions of such awards.

Transferability. In general, no award and no right under any award granted under the Omnibus Plan will be transferable by its recipient otherwise than by will or by the laws of descent and distribution.

Withholding Obligations. Under the Omnibus Plan, the Compensation Committee may permit participants receiving or exercising awards to surrender previously owned shares of Airspan common stock to satisfy federal, state or local withholding tax obligations.

Adjustments. The Compensation Committee may make adjustments to awards under the Omnibus Plan in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available if any corporate transaction or other event affects the shares of common stock so that an adjustment is appropriate.

Term. The Omnibus Plan will terminate on March 28, 2014, and no awards may be made after that date. However, any award granted prior to March 28, 2014 may extend beyond that date.

Amendments. The Board of Directors may suspend, terminate, or amend the Omnibus Plan at any time, subject to the limitations that: (a) no such termination or amendment may be effected if the result would be to impair the rights of any participant with respect to an outstanding award made to him or her or (b) no such amendment may, without shareholder approval, (i) alter the group of persons eligible to be participants, (ii) increase the number of shares of common stock available for the issuance of awards, (iii) extend the period during which ISOs may be granted beyond June 12, 2006, (iv) limit or restrict the powers of the Board of Directors or the Compensation Committee with respect to the administration of the Omnibus Plan or (v) modify the requirement of shareholder approval of the foregoing amendments.

Certain Federal Income Tax Consequences. The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under the Omnibus Plan.

Options and SARs. The grant of an option or SAR should not result in any taxable income for the recipient. The holder of an ISO generally will have no taxable income upon exercising the ISO (except that an alternative minimum tax liability may result), and the Company will not be entitled to a tax deduction when an ISO is exercised. Upon exercising a Nonqualified Stock Option, the optionholder must recognize ordinary income equal to the excess of the fair market value of the shares of Company common stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. Upon the exercise of an SAR, the amount of any cash received and the fair market value on the exercise date of any shares of Company common stock received are taxable to the recipient as ordinary income, and are deductible by the Company.

The tax consequence to an optionholder upon a disposition of shares of Company common stock acquired through the exercise of an option will depend on how long the shares have been held and whether the shares were acquired by exercising an ISO or by exercising a Nonqualified Stock Option or SAR. Generally, there will be no tax consequences to the Company in connection with the disposition of shares acquired pursuant to an option. However, the Company may be entitled to a tax deduction in the case of a disposition of shares acquired pursuant to an ISO before the applicable ISO holding periods set forth in the Code have been satisfied.

Other Awards. For other awards granted under the Omnibus Plan that are payable in cash or shares of Company common stock and that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of Company common stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for the shares of Company common stock by the holder of the Award. The Company will be entitled at that time to a deduction for the same amount if and to the extent that amount satisfies general rules concerning deductibility of compensation.

For an award that is payable in shares of Company common stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to Section 83(b) of the Code, the holder of the award must recognize ordinary income equal to the excess of (x) the fair market value of the shares of Company common stock received (determined as of the first time the shares became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (y) the amount (if any) paid for the shares of Company common stock by the holder. The Company will be entitled at that time to a tax deduction for the same amount if and to the extent that amount satisfies general rules concerning deductibility.

Special Rules. Special rules may apply in the case of individuals subject to Section 16(b) of the Exchange Act. In particular, unless a special election is made pursuant to Section 83(b) of the Code, shares of Company common stock received pursuant to the exercise of an option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company’s tax deduction, may be determined as of the end of such period.

Deductibility of Executive Compensation Under Code Section 162(m). Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s other four most highly compensated executive officers. However, “qualified performance-based qualified compensation” is not subject to the $1,000,000 deduction limit. In general, to qualify as performance-based compensation, the following requirements need to be satisfied: (1) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors,” (2) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum bonus amount which may be paid to any participant pursuant with respect to any performance period, must be approved by a majority of the corporation’s shareholders and (3) the committee must certify that the applicable performance goals were satisfied before payment of any performance-based compensation.

The Omnibus Plan has been designed to permit grants of options and SARs issued under the Omnibus Plan to qualify under the performance-based compensation rules so that income attributable to the exercise of a Nonqualified Stock Option or an SAR may be exempt from $1,000,000 deduction limit. Grants of other Awards under the Plan may not so qualify for this exemption. The Plan’s provisions are consistent in form with the performance-based compensation rules, so that if the committee that grants options or SARs consists exclusively of members of the board of directors of the Company who qualify as “outside directors,” and the exercise price (or deemed exercise price, with respect to SARs) is not less than the fair market value of the shares of common stock to which such grants relate, the compensation income arising on exercise of those options or SARs should qualify as performance-based compensation which is deductible even if that income would be in excess of the otherwise applicable limits on deductible compensation income under Code Section 162(m).

Change In Control. Depending on the terms of an award agreement and the determinations of the Committee, upon a change in control of Company, restrictions on an award may lapse, or an award may mature or become exercisable on an accelerated schedule. If this type of benefit, or other benefits and payments connected with an award that result from a change in control of Company, are granted to certain individuals (such as the executive officers of the Company), the benefits and payments may be deemed to be “parachute payments” within the meaning of Section 280G of the Code. Section 280G provides that if parachute payments to an individual equal or exceed three times the individual’s “base amount,” the excess of the parachute payments over one times the base amount (1) will not be deductible by us and (2) will be subject to a 20 percent excise tax payable by the individual. “Base amount” is the individual’s average annual compensation over the five taxable years preceding the taxable year in which the change in control occurs.

Securities Authorized for Issuance Under Equity Compensation Plans. The following table sets forth information as of December 31, 2007 about Airspan’s common stock that may be issued under all of its equity compensation plans:
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	5,628,664	4.13	1,462,274
Equity compensation plans not approved by security holders	0	0	0
Total	5,628,664	4.13	1,462,274

(1)	Includes the Omnibus Plan, the 2003 Plan, the 2001 Plan and the 1998 Plan. The 2003 Plan, 2001 Plan and 1998 Plan are described further under “Compensation Discussion and Analysis.”

Other Considerations. Future issuances of shares of common stock pursuant to the Omnibus Plan would have the effect of diluting the voting rights and could dilute equity and earnings per share of existing shareholders. In addition, the availability of additional shares of common stock for issuance upon exercise of options could discourage or make more difficult efforts to obtain control of the Company. However, the Board of Directors’ purpose in recommending this proposal is not as an anti-takeover measure.

The Board of Directors believe that share ownership is an important factor in attracting, retaining and motivating experienced and qualified personnel for positions of substantial responsibility and in encouraging such personnel to devote their best efforts to the business and financial success of the Company.

The Board of Directors has unanimously authorized the amendment to the Omnibus Plan to increase the number of shares available for issuance from 5,000,000 to 9,500,000.

The Board of Directors recommends a vote “FOR” the amendment of the Omnibus Plan to increase the number of shares available for issuance by 4,500,000 shares, from 5,000,000 to 9,500,000.

APPROVAL AND RATIFICATION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 3)

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm.

On September 30, 2005, the Audit Committee engaged Grant Thornton as the Company’s principal independent registered public accounting firm. On March 7, 2008, the Audit Committee selected Grant Thornton as the independent registered public accounting firm for the Company for fiscal 2008.

Although ratification by shareholders is not a prerequisite to the ability of the Audit Committee to select Grant Thornton as the Company’s independent registered public accounting firm, the Company believes such ratification to be desirable. Accordingly, shareholders are being requested to ratify, confirm and approve the selection of Grant Thornton as the Company’s independent registered public accounting firm to conduct the annual audit of the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2008. If the shareholders do not ratify the selection of Grant Thornton, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee. However, the Audit Committee may select Grant Thornton notwithstanding the failure of the shareholders to ratify its selection. The Audit Committee believes ratification is advisable and in the best interests of the shareholders. If the appointment of Grant Thornton is ratified, the Audit Committee will continue to conduct an ongoing review of Grant Thornton’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Grant Thornton at any time.

The Audit Committee selected Grant Thornton as the best firm to deliver independent audits in light of factors such as the auditor’s depth of experience, breadth of reserves, commitment to provide exceptional service, ability to handle transactional issues and location of key personnel.

Independent Registered Public Accounting Firms Fees

Aggregate fees billed to the Company for the fiscal years ended December 31, 2007 and December 31, 2007 by the Company’s independent registered public accounting firm, Grant Thornton, were as follows:

Type of Fees	2007	2006
Audit Fees(1)	$927,168	$1,107,160
Audit-Related Fees	—	—
Tax Fees(2)	124,205	53,865
All Other Fees	—	—
Total	$1,051,373	$1,161,025

(1)
Represents the aggregate fees billed to the Company by Grant Thornton during the applicable fiscal year for professional services rendered for the audit of the Company’s annual consolidated financial statements, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, the audits of the Company’s internal controls and services, such as comfort letters and consents, normally provided by Grant Thornton in connection with statutory or regulatory filings or engagements by the Company during such fiscal year.

(2)	Represents the aggregate fees billed to the Company by Grant Thornton for professional services relating to tax compliance, tax advice and tax planning.

Independent Registered Public Accounting Firm’s Independence and Attendance at the Annual Meeting

The Audit Committee has considered whether the provision of the above noted services by Grant Thornton is compatible with maintaining the independent registered public accounting firm’s independence and has determined that the provision of such services by Grant Thornton has not adversely affected Grant Thornton’s independence.

The Company anticipates that representatives of Grant Thornton will be present at the Annual Meeting and will be afforded an opportunity to make a statement, if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Audit Committee Pre-Approval Policy

The Board and the Audit Committee have established a pre-approval policy for all audit and non-audit services. For audit services, the independent registered public accounting firm must provide the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the fiscal year. After acceptance of the engagement letter, the independent registered public accounting firm will submit to the Audit Committee for approval, an audit services fee proposal after acceptance of the engagement letter.

With respect to non-audit services, the Company’s management will submit to the Audit Committee for approval, the list of non-audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. Company management and the independent registered public accounting firm will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Audit Committee will approve both the list of permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to the Company’s pre-approval process.

To ensure the prompt handling of unexpected matters, the Audit Committee has delegated the authority to amend or modify the list of approved permissible non-audit services and fees to the Chairman of the Audit Committee, who will report action taken to the Audit Committee at the next Audit Committee meeting. The independent registered public accounting firm must ensure that all audit and material non-audit services provided to the Company have been approved by the Audit Committee. The Chief Financial Officer will be responsible for tracking all independent registered public accounting firm fees against the budget for such services and report at least annually to the Audit Committee.

All of the audit-related services, and substantially all tax services and other services provided by Grant Thornton during the fiscal year ended December 31, 2007 were approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” THE APPROVAL AND RATIFICATION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

The Governance and Nominating Committee has affirmatively determined that Ms. Biagini, Messrs. Desch, Flynn, Fromm, Heredia, Huseby and Twyver, a majority of the members of the Board of Directors, meet the definition of “independent director” under Rule 4200(a)(15) of the NASDAQ listing standards.

There are no family relationships among the Company’s officers and directors, nor are there any arrangements or understandings between any of the directors or officers of the Company or any other person pursuant to which any officer or director was or is to be selected as an officer or director, except for the agreement with Oak Investment Partners to appoint Mr. Carano as a director as a condition to closing the Series B Preferred Stock Purchase Agreement.

Board Meetings

During the fiscal year ended December 31, 2007, the Company’s Board of Directors held seven meetings, of which four were regular meetings and three were special meetings, and took two actions by unanimous written consent and Committees of the Board of Directors held a total of ten meetings, in the aggregate, and took two actions by unanimous written consent. All directors attended 75 percent or more of the aggregate of all meetings of the Board of Directors and the Board Committees on which he or she served during 2007, except for Guillermo Heredia.

Board Committees

The Board has four committees: the Audit Committee, the Compensation Committee, the Governance and Nominating Committee and the Special Litigation Committee.

The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. The full text of these Committee charters are available on the Company’s website located at www.airspan.com.

The following table describes the current members of each committee of the Board of Directors:

	Audit	Compensation	Governance and Nominating	Special Litigation

Julianne M. Biagini*	Chair		X
Bandel L. Carano
Matthew J. Desch*		X	X
Michael T. Flynn*	X		X	X
Frederick R. Fromm*		X	X
Guillermo Heredia*			Chair	Chair
Thomas S. Huseby*		Chair	X
Eric D. Stonestrom
David A. Twyver*	X		X

*	Independent Directors

The Audit Committee

The Audit Committee oversees the quality and integrity of the accounting, auditing and reporting practices of the Company. The Audit Committee’s authority includes overseeing the preparation of the Company’s financial statements, discussing with management the Company’s processes to manage business and financial risk, and overseeing compliance with applicable legal, ethical, and regulatory requirements. The Audit Committee is responsible for the selection, replacement, compensation and oversight of the independent registered public accounting firm engaged to prepare audit reports on the Company’s financial statements. The specific responsibilities in carrying out the Audit Committee’s oversight role are delineated in the Audit Committee Charter.

The Board of Directors has determined that each member of the Audit Committee is independent pursuant to Rule 4200(a)(15) of the NASDAQ listing standards. The Board of Directors has determined that Julianne M. Biagini qualifies as an “Audit Committee Financial Expert” as that term is defined in rules of the Securities and Exchange Commission (the “SEC”) implementing requirements of the Sarbanes-Oxley Act of 2002.

During the fiscal year ended December 31, 2007, the Company’s Audit Committee held five meetings and took no actions by unanimous written consent.

The Compensation Committee

The Compensation Committee’s functions include (i) the review and approval of the compensation and benefits for the Company’s key executive officers, which include the principal executive officer, the principal financial officer, any principal operating officer and the principal technical officer, (ii) the administration of the Company’s stock purchase and stock option plans and (iii) the recommendation to the Board of Directors regarding such matters.

The Board of Directors has determined that each member of the Compensation Committee is independent pursuant to Rule 4200(a)(15) of the NASDAQ listing standards.

During the fiscal year ended December 31, 2007, the Company’s Compensation Committee held five meetings and took one action by unanimous written consent.

The Governance and Nominating Committee

The principal function of the Governance and Nominating Committee is to seek, review and recommend qualified candidates to the Board of Directors for nomination and election to the Board and to lead the Company’s Board of Directors in its periodic review of the performance of the Board and its committees and oversee the Company’s corporate governance guidelines and policies.

The Board of Directors has determined that each member of the Governance and Nominating Committee is independent pursuant to Rule 4200(a)(15) of the NASDAQ listing standards.

During the fiscal year ended December 31, 2007, the Company’s Governance and Nominating Committee held no meetings and took one action by unanimous written consent.

The Governance and Nominating Committee’s Charter provides that the Governance Committee will consider director candidates recommended by shareholders and will evaluate such candidates using the same guidelines and procedures used in evaluating director candidates nominated by other persons. Shareholders should submit any such recommendations for the Governance and Nominating Committee through the method described under the section entitled “Other Business — Procedures for Nominating or Recommending for Nomination Candidates for Director” below. In addition, in accordance with the Bylaws, any shareholder of record entitled to vote for the election of directors at the Annual Meeting may nominate persons for election to the Board of Directors if such shareholder complies with the notice procedures set forth in the Bylaws and summarized in the section entitled “Other Business — 2009 Shareholder Proposals” below.

In evaluating director nominees, the Governance and Nominating Committee considers the following factors:

•	the appropriate size and the diversity of the Company’s Board of Directors;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•
the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with national and international business matters;

•	experience in political affairs;

•	experience with accounting rules and practices;

•	qualification as an “audit committee financial expert” pursuant to Item 407(d)(5) of Regulation S-K;

•	appreciation of the relationship of the Company’s business to the changing needs of society; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Governance and Nominating Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from business and professional experience. In doing so, the Governance and Nominating Committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Governance and Nominating Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. In its deliberations, the Governance and Nominating Committee is aware that the Company must disclose whether one member of the Board meets the criteria for an “audit committee financial expert,” and that a majority of the members of the Board must meet the definition of “independent director” under Rule 4200(a)(15) of the NASDAQ listing standards. The Governance and Nominating Committee also believes it appropriate for certain key members of the Company’s management to participate as members of the Board.

The Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Governance and Nominating Committee or the Board decides not to re-nominate a member for re-election, the Governance and Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Governance and Nominating Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Governance and Nominating Committee. Research may also be performed to identify qualified individuals

The Special Litigation Committee

In November 2001, the Company created the Special Litigation Committee relating to the ongoing class action litigation involving the Company and Credit Suisse First Boston Company, among others (the “CSFB Litigation”). This Special Litigation Committee was created to work with management and the Company’s counsel in defense of the Company and supervise decisions to be made by the Company with regard to the CSFB Litigation until such litigation has been resolved. The Special Litigation Committee received and reviewed special litigation updates during the 2007 fiscal year, which it reported to the Board.

Executive Sessions

Non-employee directors meet regularly in executive sessions without management. Executive sessions of the non-employee directors are typically held in conjunction with each regularly scheduled Board meeting.

Communications with the Board of Directors

The Company has established a process whereby shareholders can send communications to the Board and, if applicable, to the Governance and Nominating Committee, Audit Committee or to specified individual directors in writing c/o Ted Farris, Dorsey & Whitney LLP, 250 Park Avenue, New York, New York 10177. Mr. Farris is external counsel to the Company’s Board of Directors. The Company does not screen mail and all such letters will be forwarded to the Board of Directors, the Governance and Nominating Committee, the Audit Committee or any such specified individual directors.

Director Attendance at Annual Meetings

While members of the Company’s Board of Directors are not required to be present at the Company’s annual meetings, all members of the Company’s Board of Directors are welcome and encouraged to attend. One director was able to attend the 2007 annual meeting.

Legal Proceedings

Except as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, there are no pending, material legal proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Julianne M. Biagini	30,500	—	20,695	—	—	—	51,195
Bandel L. Carano(1)	17,000	—	26,453	—	—	—	43,453
Matthew J. Desch	19,500	—	104,277	—	—	—	123,777
Michael T. Flynn	28,000	—	30,830	—	—	—	58,830
Frederick R. Fromm	19,500	—	20,695	—	—	—	40,195
Guillermo Heredia	16,000	—	30,830	—	—	—	46,830
Thomas S. Huseby	22,000	—	30,830	—	—	—	52,830
David A. Twyver	28,000	—	30,830	—	—	—	58,830

(1)	Mr. Carano has advised the Company that his options and Board compensation are paid to him on behalf of Oak Investment Partners, of which he is a general partner.
(2)
“Option Awards” represent the dollar amount recognized as an expense with respect to option awards on the Company’s financial statements for the 2007 fiscal year in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123(R)”), disregarding, however, the estimate of forfeitures related to service-based vesting conditions included in such financial statements and required by SFAS No. 123(R). No amounts of option awards were forfeited by the directors for 2007 or 2006. Option expense is charged to earnings over the relevant period of vesting service. See Note 13 to the Company’s audited Consolidated Financial Statements for a discussion of the methodology used and the assumptions made in the valuation of the options.

(3)
As of December 31, 2007, the aggregate number of option awards outstanding for our directors are: Ms. Biagini, 35,000; Mr. Carano, 35,000; Mr. Desch, 427,500; Mr. Flynn, 110,000; Mr. Fromm, 35,000; Mr. Heredia, 83,125; Mr. Huseby, 125,000, and Mr. Twyver, 155,000.

Each of the Company’s non-employee directors receives an annual retainer of $15,000, payable in quarterly installments to attend in person the four regular meetings of the Board during the year. To the extent that any of the non-employee directors miss more than one of these regular meetings, such director will forfeit $3,750 per meeting missed. For special meetings of the Board of Directors, each non-employee director receives $1,000 for attending any such meeting telephonically.

During fiscal 2007, the Company granted options to purchase 15,000 shares of the Company’s Common Stock to each of the non-employee directors, excluding Mr. Desch, our Chairman of the Board, who received options to purchase 30,000 shares of the Company’s Common Stock.

The Chairman of the Audit Committee receives an annual retainer of $12,500, payable in quarterly installments and the other members of the Audit Committee receive an annual retainer of $10,000, payable in quarterly installments to attend telephonically the five regular meetings of the Audit Committee during the year. To the extent that any of the Audit Committee members miss one of these regular meetings, such director will forfeit $2,500 per meeting missed. For special meetings of the Audit Committee, each Audit Committee member receives $500 for attending any such meeting telephonically.

The Chairman of the Compensation Committee receives an annual retainer of $2,500, payable in quarterly installments. Members of the Compensation Committee receive $500 for attending any Compensation Committee meeting telephonically.

Members of the Special Litigation Committee receive $500 for attending any Special Litigation Committee meeting telephonically.

Otherwise, except (i) as described above and (ii) for reimbursement for reasonable travel expenses relating to attendance at Board meetings, directors are not compensated for their services as directors. Members of the Governance and Nominating Committee do not receive additional compensation for their service on that committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 1, 2008, the number of shares of Common Stock of the Company which were owned beneficially by (i) each person who is known by the Company to own beneficially more than five percent of its Common Stock, (ii) each director and nominee for director, (iii) certain executive officers of the Company and (iv) all directors and officers as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned, subject to the community property laws, where these rules apply.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Shares Owned(1)(2)

Oak Investment Partners(3)	21,822,169	(4)	27.2%
Stephens Investment Management, LLC(5)	4,046,239	(6)	6.9%
FMR LLC(7)	3,186,400	(8)	5.4%
T. Rowe Price Associates, Inc.(9)	2,936,800	(10)	5.0%
Eric D. Stonestrom	1,253,758	(11)	2.1%
David Brant	333,234	(12)	*
Henrik Smith-Petersen	500,311	(13)	*
Paul Senior	126,738	(14)	*
Uzi Shalev	122,402	(15)	*
Julianne M. Biagini	23,125	(16)	*
Bandel L. Carano(3)	21,652,314	(4)(17)	27.0%
Matthew Desch	537,371	(18)	*
Michael T. Flynn	118,750	(19)	*
Frederick R. Fromm	23,125	(20)	*
Guillermo Heredia	71,875	(21)	*
Thomas Huseby	235,730	(22)	*
David A. Twyver	154,482	(23)	*
All directors and executive officers as a group (13 persons)	25,153,215	(17)(24)	31.3	%(24)

*	Indicates less than 1 percent of outstanding shares owned.
(1)
A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from April 1, 2008 upon exercise of options, warrants and convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within 60 days from April 1, 2008 have been exercised.

(2)
Applicable percentage ownership is based on 58,657,798 shares of Common Stock outstanding as of April 1, 2008. With regard to Oak Investment Partners XI, LP and Bandel L. Carano, applicable share ownership is based on 80,288,654 shares of Common Stock, which includes the 200,069 shares of Series B Preferred Stock that are immediately convertible into 21,630,856 shares of common stock by Oak Investment Partners XI, LP.

(3)
The address of the entities affiliated with Oak Investment Partners is c/o Oak Management Corporation, One Gorham Island, Westport, CT 06880. Bandel L. Carano is a director of the Company and is a General Partner of Oak Investment Partners VIII, LP, Oak VIII Affiliates Fund, LP and Oak Investment Partners XI, LP (collectively, “Oak”). Mr. Carano has shared power to vote and dispose of the shares held by Oak. The names of the parties who share power to vote and dispose of the shares held by Oak, with Mr. Carano, are Fredric W. Harman, Ann H. Lamont, Edward F. Glassmeyer and Gerald R. Gallagher, all of whom are managing members of Oak Associates XI, LLC, the General Partner of Oak Investment Partners XI, LP and Oak VIII Affiliates Fund, LP. Mr. Carano, Mr. Harman, Ms. Lamont, Mr. Glassmeyer and Mr. Gallagher each disclaim beneficial ownership of the shares held by Oak, except to the extent of their respective pecuniary interest therein.

(4)
Share ownership includes (i) 21,630,856 shares of common stock issuable on the conversion of the Company’s Series B Preferred Stock owned by Oak Investment Partners XI, LP, (ii) 35,918 shares of common stock owned by Oak Investment Partners VIII, LP, (iii) 696 shares owned by Oak VIII Affiliates Fund, LP, (iv) 30,000 shares of common stock owned by Mr. Glassmeyer, (v) 88,241 shares of common stock owned by Mr. Harmon, (vi) 15,000 shares of common stock owned by Ms. Lamont and (vii) 21,458 shares of common stock issuable upon exercise of stock options held by Mr. Carano that are exercisable within 60 days from April 1, 2008.

(5)	The address of Stephens Investment Management, LLC is One Ferry Building, Suite 255, San Francisco, CA 94111.
(6)
Share ownership is as of December 31, 2007, as set forth in a Schedule 13G/A filed with the SEC on February 12, 2008. According to that filing, Stephens Investment Management, LLC, on behalf of itself and Paul H. Stephens, P. Bartlett Stephens and W. Bradford Stephens, is deemed to be the beneficial owner of 4,046,239 shares of the Company’s common stock. Each of Paul H. Stephens, P. Bartlett Stephens and W. Bradford Stephens has sole voting power and sole dispositive power as to 4,046,239 shares.

(7)	The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.
(8)
Share ownership is as of December 31, 2007, as set forth in a Schedule 13G filed with the SEC on February 14, 2008. According to that filing, FMR LLC, on behalf of Fidelity Management and Research Company (“FMRC”) and Edward C. Johnson 3d, is deemed to be the beneficial owner of 3,186,400 shares of the Company’s common stock. FMRC, FMR and Mr. Johnson each have sole dispositive power as to 3,186,400 shares. The Board of Trustees of FMRC has sole voting power as to 3,186,400 shares.

(9)	The address of T. Rowe Price Associates, Inc. (“Price”) is 100 E. Pratt Street, Baltimore, Maryland 21202.
(10)
Share ownership is as of December 31, 2007, as set forth in a Schedule 13G filed with the SEC on February 13, 2008. According to that filing, Price is deemed to be the beneficial owner of 2,936,800 shares of the Company’s common stock. Price has sole voting power as to 286,800 and sole dispositive power as to 2,936,800 shares.

(11)
Includes (i) 677,167 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from April 1, 2008, 2008, (ii) 43,200 restricted shares of common stock and (iii) 11,115 shares acquired under the Company’s 401(k) plan.

(12)	Includes (i) 285,625 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from April 1, 2008 and (ii) 15,087restricted shares of common stock.
(13)	Includes (i) 469,999 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from April 1, 2008 and (ii) 10,312 restricted shares of common stock.
(14)	Includes (i) 123,751 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from April 1, 2008 and (ii) 2,987 restricted shares of common stock.
(15)	Includes (i) 101,146 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from April 1, 2008 and (ii) 10,187 restricted shares of common stock.
(16)	Includes 23,125 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from April 1, 2008.
(17)
Includes 21,458 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from April 1, 2008. Also includes 21,630,856 shares owned by Oak Investment Partners XI, LP of which Mr. Carano is a managing partner. Mr. Carano has disclaimed beneficial ownership of these shares.

(18)	Includes 405,000 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from April 1, 2008.
(19)	Includes 98,750 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from April 1, 2008.
(20)	Includes 23,125 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from April 1, 2008.
(21)	Includes 71,875 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from April 1, 2008.
(22)
Includes 33,750 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from April 1, 2008. Also includes 80,000 shares of common stock issuable on exercise of stock options held by Sea Point Ventures I, LLC (“Sea Point”), of which Mr. Huseby is a general partner, that are exercisable within 60 days from April 1, 2008. Mr. Huseby disclaims beneficial ownership in such shares, except to the extent of his pecuniary interest.

(23)	Includes 113,750 shares of common stock issuable on exercise of stock options that are exercisable within 60 days from April 1, 2008.
(24)	Excluding the shares held by Oak, all directors and officers as a group hold 3,522,359 shares, accounting for 6.0 percent.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s outstanding Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and report changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all such reports they file.

To our knowledge, based solely on a review of the copies of reports furnished to us and written or oral representations that no other reports were required for such persons, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners have been complied with, except for the following: (i) one Form 4 reporting one transaction for each of Ms. Biagini, Mr. Carano, Mr. Desch, Mr. Flynn, Mr. Fromm, Mr. Heredia, Mr. Senior and Mr. Twyver; (ii) two Form 4’s reporting three transactions and one Form 5 reflecting two transactions for Mr. Huseby.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis section that follows and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

The Compensation Committee

Thomas S. Huseby, Chairman
Matthew J. Desch
Frederick R. Fromm

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee of our Board of Directors (throughout the Compensation Discussion and Analysis, the “Committee”) administers and makes decisions regarding our executive compensation and benefit programs. For more information on this Committee, its members and its processes, see “Information Regarding the Board of Directors and Corporate Governance — Board Committees.” The Company did not retain an outside compensation consultant in fiscal 2007.

The Committee is responsible for the review of the performance and development of Company management in achieving corporate goals and objectives and to ensure that senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company, competitive practice and the requirements of the appropriate regulatory bodies. Toward that end, the Committee oversees, reviews and administers all compensation, equity and employee benefit plans and programs and their related disclosure as required by law. As part of this responsibility the Committee determines the compensation for Airspan’s key executive officers which include the principal executive officer, principal financial officer, principal technical officer and any principal operating officer. These key executive officers have the broadest job responsibilities and policy-making authority in the Company. The Committee reviews and determines all components of key executive officers’ compensation, including making individual compensation decisions and reviewing and revising the key executive officer compensation plans, programs and guidelines, as appropriate. The Committee also consults with management regarding non-executive employee compensation programs. The Committee approves basic guidelines for base and bonus compensation and delegates authority with respect to officer compensation in terms of specific individual objectives to the principal executive officer. For example, the Committee does not set sales quotas for any individuals, nor does it determine individual salary increases for officers other than key executive officers. However, the Committee will determine a Company-average target for such salary increases.

The following discussion should be read in conjunction with the Summary Compensation Table and related tables and narrative disclosure under the caption “Executive Compensation” setting forth the compensation of our Chief Executive Officer and the other executive officers named in the Summary Compensation Table (the “Named Executive Officers”).

Generally, the objectives of the executive compensation and benefit program are:

•	recruitment and retention of talented executive officers and key employees by providing total compensation competitive with that of companies of similar size, complexity and lines of business;

•	motivation to achieve strong financial and operational performance;

•
emphasis on performance-based compensation, where a significant portion of executive compensation is linked to performance, supporting the Company’s goal of balancing rewards for short-term and long-term results;

•	linkage of the interests of executives with shareholders by providing a significant portion of total pay in the form of stock-based incentives; and

•	encouragement of long-term commitment to the Company.

Additionally, the executive bonus program and stock awards for 2007 were designed specifically to reward:

•	revenue growth;

•	gross margins performance; and

•	Operational targets related to WiMAX bookings, product cost reductions and business process improvements

There are no material differences in our compensation policies for the Chief Executive Officer and our other Named Executive Officers.

Elements of Compensation

The various elements of the executive compensation and benefit program reward different executive behaviors and business outcomes. The elements of our executive compensation and benefit program are:

•	Base Salary;

•	Annual Incentives;

•	Long-term Incentives; and

•	All Other Compensation.

Base Salary

In previous years, the Committee determined executive base salaries by identifying a reasonable range around the median salaries for comparable executive positions in a comparison group of companies. Salary levels had been based on those of a group of 14 companies (the “Compensation Comparison Group”) considered to be comparable to the Company, most of which were included in the Nasdaq Telecommunications index, including the following: Avici Systems Inc.; CalAmp Corporation; Carrier Access Corporation; Gelayre Technologies, Inc.; Novatel Wireless, Inc.; Proxim Wireless Corporation; Redback Networks Inc.; REMEC, Inc.; SonicWALL, Inc.; Harris Stratex Networks; Vyyo Inc.; and Zhone Technologies, Inc.

Executive officer salaries are generally set within the median range based on individual performance and experience. Annual salary increases, if any, are determined based on a variety of factors including average increases in comparison companies, individual performance, competitiveness of the officer’s salary, the Company’s financial condition and operating results, and other variable components of compensation.

For 2007, the Committee was required to set existing salaries for three existing executive officers and later determined the salaries for newly appointed executive officers.

In determining the compensation of the Chief Executive Officer, Eric Stonestrom, the Committee considered his performance, the Company’s growth, spending by operators on telecommunications equipment, and the competitive environment. In addition, the Committee reviewed publicly disclosed salaries of chief executive officers of the Compensation Comparison Group. The Committee determined that the aggregate compensation paid to Mr. Stonestrom as President and Chief Executive Officer for the fiscal year ended 2006 was reasonable compared to the compensation paid to other chief executive officers of public companies in the same lines of business as the Company, and that he should continue to receive the same base salary in 2007. This also reflects the Committee’s philosophy that, aside from the incentive bonus plan, the primary compensation upside for the Chief Executive Officer should be equity based. The Committee decided not to increase the Chief Executive Officer’s base salary for 2007, based on the same philosophy.

Base salaries for the named executive officers, Messrs. Brant, Senior and Shalev were determined individually as a result of promotion to their executive positions during the year, reflecting modest increases to existing salaries. Mr. Smith-Petersen’s base salary rose by 6 percent from 2007, reflecting performance and inflationary factors.

Using as its main reference the studies of the Compensation Comparison Group, the Committee determined that it would be appropriate to split the mix of cash compensation between base salaries and incentive payments such that the incentives, at full achievement of the Company’s 2007 targets, would be between 16.6 percent of total cash compensation for the least senior managers and 37.5 percent for the Chief Executive Officer. For 2007, bonus-plan target bonuses for the Named Executive Officers were set between 40 percent and 60 percent of their 2007 year-end annualized base salaries.

Annual Incentives

The Committee determines which individuals are eligible to receive annual incentive compensation in 2007 (the “Eligible Participants”) and established the elements of the executive bonus plan for 2007.

The Committee determined that in 2007 the Eligible Participants were the Chief Executive Officer, the executive level team and any non-commissioned employees serving as vice presidents, senior directors or directors. All of the Company’s Named Executive Officers, other than one who is a commissioned employee, were to be Eligible Participants. Eligibility was determined primarily by the fact that this group of employees would most directly affect the Company’s ability to meet its sales, earnings and product introduction targets.

As in previous years, the Committee determined to link the award incentives directly to the Company’s overall performance goals for 2007. For 2007, the Committee determined that the Company would pay bonuses to Eligible Participants based on a formula that would take into account the Company’s attainment of certain performance goals established by the Committee and the Eligible Participant’s position within the Company. The performance goals would be based upon targets established for the Company’s revenue, gross profit and the Company’s successful achievement of certain targets related to bookings of WiMAX products, product cost reductions on WiMAX products and business process improvements (including, among other things, timing of the closing of the books at quarter and year end and the introduction of ERP improvements) during 2007.

The Committee determined that in 2007, gross margin targets were to have the highest relative weighting of the components comprising the 2007 bonus due to the need in 2007 to improve overall profitability. Accordingly, the gross margin element would comprise 40 percent of the bonus plan. Achievement of revenue targets was set at 30 percent of the plan, to promote growth in the Company’s top line and the remaining 30 percent was allocated evenly to specific incentive targets to incentivize management to focus on WiMAX bookings, cost reductions and business process improvements. For 2008, the Committee has determined to use performance goals related to revenue, gross profit, scalability measured as improvements in the monetization of Accounts Receivable and inventory and enterprise value and share price performance compared to a selected peer group of companies, with each factor constituting 25 percent of the amount of each participant’s bonus award that is based on corporate performance. In addition, included in the bonus for fiscal 2008 will be personal performance targets for individual executive officers to be determined by management and reviewed by the Committee which would constitute 10 percent of each participant’s bonus award.

For 2007, the Committee reviewed the appropriate composition of each part of the bonus plan, and established the following detailed parameters for each of the specific incentives.

Revenue Element

The revenue element accounted for 30 percent of the annual incentive plan for 2007.

The Committee determined that it would be in the interests of shareholders to establish an aggressive but potentially achievable target for revenue growth in 2007. It also determined that there should be no portion of the revenue component paid as a bonus in 2007 if there was no year-over-year growth in revenues, as in fact turned out to be the case. In looking at the growth target, the Committee took into account the changing dynamics of the Company’s declining legacy and increasing WiMAX product revenues. The Committee also determined that the revenue element would be paid quarterly on publication of quarterly results, on a non-returnable basis, against 100 percent achievement of a quarterly revenue plan, with any unpaid balance due and payable after final 2007 results were publicly reported in 2008, with the final payment to be pro-rated on a sliding scale against the revenue benchmarks.

Provided quarterly milestones were achieved, the revenue element was payable quarterly on a non-returnable basis and was calculated as follows:

•	first quarter actual revenue divided by annual planned revenue to derive a percentage of the revenue bonus earned. The non-returnable payout was to be 35 percent of this amount;

•
second quarter actual year-to-date revenue divided by annual planned revenue to derive a percentage of the revenue bonus earned. The non-returnable payout was to be 60 percent of this amount, less any amount paid in the first quarter; and

•
third quarter actual year-to-date revenue divided by annual planned revenue to derive a percentage of the revenue bonus earned. The non-returnable payout was to be 75 percent of this amount, less what was paid in the first and second quarters.

At year-end the actual year-to-date revenue was to be divided by annual planned revenue to derive a percentage of the revenue bonus finally earned. The balance, if any, would then be paid out, less whatever amounts, if any, that were paid in the first three quarters.

Since there was no year-over-year growth in revenues in fiscal 2007, as compared to fiscal 2006, the Company did not achieve its revenue target in 2007 and therefore no payout was made on this portion of the bonus plan.

Gross Margin Element

The gross margin element accounted for 40 percent of annual incentive plan for 2007.

The Committee’s review of the gross margin element considered how the improvement of the Company’s gross margins was important to the future of the Company. The Committee determined that shareholders continued expectation of margin improvements during 2007 relating to the expected shift of product mix towards WiMAX and away from legacy products could be furthered by making the gross profit element the largest portion of management’s incentive program for 2007. With the assistance of Mr. Stonestrom and Mr. Brant, the Committee reviewed the required gross margin levels for a break-even quarter in 2007, including the margin assumptions for each product and the expected mix of revenues in 2007. On this basis, the Committee established that:

•	the gross margin element would be payable quarterly, on a non-returnable basis, if quarterly milestones were achieved;

•
the quarterly milestones would be set in both gross dollars and as a percentage of revenues, to ensure that management maintained acceptable percentage levels throughout the year. The quarterly payment would be made at 20 percent of the total gross margin bonus if the Company met or exceeded the quarterly milestones;

•	after reporting of 2007’s full-year results in 2008, any earned but unpaid gross margin bonus calculated on full-year results would be paid; and

•
as an incentive to maximize earnings, at year-end, executives would earn an additional gross margin bonus if gross margin dollars exceeded a specified dollar level and exceeded the gross margin percentage for the year. The amount to be distributed was up to 15 percent of the additional gross margin dollars, to be distributed to senior employees in proportion to their base salaries and individual bonus percentages.

The Company did not achieve its gross margin target in 2007 and therefore no payout was made on this portion of the bonus plan.

Specific Incentive Targets: WiMAX bookings / Product Cost Reduction and Process Improvements

The specific incentive targets element accounted for 30 percent of annual incentive plan for 2007.

The Committee determined that there was also a need for the continuation of a WiMAX-element in the compensation plan for 2007 reflecting, in particular, the Company’s expectation that larger operators would be placing orders for WiMAX during fiscal 2007 for deliveries in fiscal 2008 and onwards. Therefore, the Committee decided to incentivize management based on WiMAX bookings during the year. The Committee also established specific cost reduction targets related to the Company’s HiperMAX and customer premise devices that it believed would be significant in the Company’s efforts to improve its gross margin. Finally, the Committee believed that the Company should have a focus of improving business systems and processes to improve performance of its processes and established various specific process improvements as a basis for a portion of this element, including, among other things, improvement in the timing of closing the books at quarter and year end and in the implementation of ERP improvements.

The Committee determined that this element of the bonus plan would be payable at the end of the quarter following achievement of the milestone and approval by the Board. If a milestone was not achieved, that component of the rollout bonus would be lost.

The Company achieved six of the eight specific targets resulting in a range from 20 to 30 percent payout under the bonus plan for each Named Executive Officer.. These targets related to process and systems, WiMAX bookings, product cost reduction, new product introduction and divisional spend targets.

Long-Term Incentive Awards

At December 31, 2007, the Company had three stock option plans (the 1998 Plan, the 2001 Plan and the 2003 Plan, each defined below), the 2004 Omnibus Equity Compensation Plan and the 2000 Employee Stock Purchase Plan (“ESPP”). Employee stock options granted under all of the plans generally vest over a four-year period and expire on the tenth anniversary of their issuance. Restricted stock is common stock that is subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified performance conditions or the passage of time. Awards of restricted stock that vest only by the passage of time will generally fully vest after four years from the date of grant. At December 31, 2007, the Company had reserved a total of 8,394,424 shares of its common stock for issuance under the above plans.

On February 1, 1998, the Board of Directors authorized the establishment of a non-qualified employee stock options plan (the “1998 Plan”), whereby the Company may grant employees stock options to purchase up to 2,791,667 shares of common stock. Under subsequent amendments to the 1998 Plan, the Board of Directors approved an increase in the number of shares of common stock reserved under the 1998 Plan from 2,791,667 to 4,591,667 in May 2000 and from 4,591,667 to 6,091,667 in February 2001. The 1998 Plan provides for the grant to our employees (including officers and employee directors) of “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and for the grant of non-statutory stock options to our employees, officers, directors and consultants.

On February 7, 2001, the Board of Directors authorized the establishment of the 2001 supplemental stock option plan (the “2001 Plan”). This is a non-qualified employee stock option plan whereby the Company may grant employees stock options to purchase up to 901,465 shares of common stock. Option grants under the 2001 Plan are limited to non-officer employees and consultants.

On September 1, 2003, the Board of Directors authorized the establishment of the 2003 supplemental stock option plan (the “2003 Plan”). This is a non-qualified employee stock option plan whereby the Company may grant stock options to purchase up to 241,500 shares of common stock. Option grants under the 2003 Plan are limited to non-officer employees, new hires and consultants.

On January 30, 2004 the Board of Directors authorized the establishment of the 2004 Omnibus Equity Compensation Plan (the “Omnibus Plan”). The Omnibus plan is designed for the benefit of the directors, executives and key employees of the Company to: (a) attract and retain for the Company personnel of exceptional ability; (b) motivate such personnel through added incentives to make a maximum contribution to greater profitability; (c) develop and maintain a highly competent management team; and (d) be competitive with other companies with respect to executive compensation. Awards under the Omnibus Plan may be made to participants in the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, deferred stock, stock awards, performance shares and other stock-based awards. The number of shares reserved under this plan is 5,000,000 and the Company is requesting that shareholders approve the amendment described in Proposal No. 2 to increase the number of shares available for issuance from 5,000,000 to 9,500,000.

Under the 1998, 2001, 2003 and Omnibus Plans, the Committee is authorized to establish the terms of stock options. Under the 1998 Plan, the exercise price of all incentive stock options must be at least equal to the fair market value of our common stock on the date of the grant and the exercise price of all non-statutory options may be equal to, more than, or less than 100 percent of the fair market value of our common stock on the date of the grant. Under the 2001, 2003 and Omnibus Plans, the exercise price of each option may be equal to, more than, or less than 100 percent of fair market value of our common stock on the date of the grant. Employee stock options granted under all the plans generally vest over a four-year period and expire on the tenth anniversary of their issuance. The total number of options granted to employees under the Plans was 1,108,500 in 2005, 1,031,650 in 2006 and 1,071,200 in 2007.

The Company has policies regarding the granting of long-term incentive awards that specifically limit awards in any calendar year under the Company’s equity compensation plans, as follows:

•
no more than three percent of the total number of shares of common stock outstanding as of December 31 of the previous calendar year, upon the grant, vesting or exercise of the awards, in the aggregate;

•
the number of shares that any award holder would be entitled to receive should not exceed one-third of the aggregate number of shares of common stock issuable upon the grant of awards to all award holders in that calendar year; and

•
the sum of the total number of: (i) shares of common stock issuable upon the exercise of outstanding stock options, (ii) shares of restricted stock outstanding and (iii) shares issuable subject to deferred stock awards, including restricted units, to no more than 15 percent of the total number of shares of common stock outstanding.

The Omnibus Plan requires that awards under the plan vest over periods of time, generally in excess of 24 months, to ensure that senior management conducts the business to ensure long-term growth of the revenues, earnings and stock price of the Company over time, and thereby to enable the management to benefit from that growth. The awards are also designed to retain senior management by providing them with an incentive to remain as employees while the awards vest.

The Committee has established general practices with respect to the timing and dating of stock option awards to senior management. The annual award to senior management is reviewed each January by the Committee prior to the regularly scheduled first quarter meeting of the Board of Directors, for discussion and approval by the Board at that meeting as part of the approval of the Company’s annual compensation plans. In 2007, the date of grant of the awards was two business days following the announcement by the Company of year end 2006 results and the strike price of the options was the closing price of the Company’s stock on NASDAQ as of the date of grant.

The Committee determined that the Company should award both restricted stock and stock options to senior management in 2007. The Committee also determined, with respect to stock options and restricted stock, that:

•
Stock Options. Stock options granted in 2007 will vest over a four-year period, with 25 percent becoming exercisable on the first anniversary of the grant date and 1/48 becoming exercisable in each month following the first anniversary of the grant date. The grant date was the date of the regularly scheduled first quarter meeting of the Board, which was the date that the Company had used in prior years for the annual allocation. All options granted in 2007 had a ten-year term, and were granted with an exercise price equal to the fair market value of the Company’s common stock on the date of grant. For 2007, the date of grant was two business days following the announcement by the Company of year end 2006 results and operations. For 2007, the Committee determined that the award of 634,500 options to the senior management team, in the aggregate, would be in line with Company guidelines.

•
Restricted Stock. For awards in 2007, the Committee determined to follow a similar format as the Company used in 2006. The awards were split between (a) time-based restricted stock (40 percent) and (b) performance-based restricted stock, which vests only if the Company meets certain revenue and operating profit targets for all of 2007 (60 percent), after which the shares would vest over time. The awards of time-based restricted stock were deemed appropriate to meet the Company’s philosophy of attracting and retaining key employees for longer periods of time. The performance-based restricted stock was structured to give management the incentive to achieve certain WiMAX revenue targets and attain profitable quarters during 2007, excluding share-based compensation and amortization costs. The awards of performance-based restricted stock were also to be issued in the form of a deferred award, so that the stock would not have to be issued unless and until the targets were achieved. For 2007, the Committee determined that the award of 160,000 restricted shares to senior management, in the aggregate, would be in line with Company guidelines. Specific dates for vesting of the restricted stock were to be set as follows:

For the restricted shares vesting with the passage of time:

•	25 percent would vest 18 months after the grant date;

•	25 percent would vest 30 months after the grant date; and

•	50 percent would vest 48 months after the grant date.

For the performance-based restricted shares, one-half of the deferral on vesting would lift if the Company met certain WiMAX revenue targets and one half of the deferral would lift on the Company attaining two consecutive profitable quarters, excluding share-based compensation and amortization costs. The vesting would then commence, with shares vesting 50 percent 18 months after the grant date and 50 percent 30 months after the grant date. The targets were not met in 2007 and therefore the performance-based restricted stock awards were not issued.

All Other Compensation

Benefits

The Company offers to each of its Named Executive Officers benefits, which include insurance covering medical, hospitalization, dental, life and disability.

Pension Benefits

For its European-based Named Executive Officers, Messrs. Brant and Smith-Petersen, the Company contributes to a defined contribution pension plan an amount equivalent to 7.5 percent of base salary.

401(k) Plan Matching

The Company matches 60 percent of the contributions made into a 401(k) plan by its United States based Named Executive Officers up to the limit permitted by the Internal Revenue Service. The matches are made in common shares of the Company priced at the closing price on the last day of each applicable quarter.

Change in Control and Severance Benefits

Pursuant to their employment agreements, the Company provides each Named Executive Officer with severance benefits, the objective of which is to provide financial protection in the event of a change in control that disrupts our executives’ careers. Severance benefits provide an economic means for executives to transition from Airspan employment.

Our change of control severance benefits are discussed in the Executive Compensation section under the caption “Potential Payments upon Termination or Change of Control.”

Corporate Tax Considerations

The Internal Revenue Code disallows corporate tax deductions for executive compensation in excess of $1 million for any of the CEO or the next four most highly-compensated officers of the Company. Internal Revenue Code Section 162(m) allows certain exemptions to the deduction cap, including pay programs that depend on formulas and, therefore, are “performance-based.”

The Compensation Committee considers the deductibility of compensation when reviewing and approving pay levels and pay programs; but reserves the right to award compensation that is not deductible under 162(m) if it is determined to be the in best interests of the Company and its shareholders. At the present time, the Company is not at risk of losing a deduction under 162(m) because no individual covered by the law receives compensation in excess of $1 million.

EXECUTIVE COMPENSATION

The following tables and accompanying narrative disclosure should be read in conjunction with the Compensation Discussion and Analysis, which sets forth the objectives of the Company’s executive compensation and benefit program.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non-Qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation (3) ($)	Total ($)

Eric Stonestrom	2007	380,000	45,600	63,869	218,512	—	—	30,637	738,618
President & CEO	2006	380,000	50,764	36,456	199,642	—	—	31,883	698,745

David Brant	2007	271,950	24,614	17,785	140,598	—	—	90,356	545,303
Senior VP and Chief Financial Officer	2006	243,570	20,312	7,450	106,127	—	—	22,189	399,648

Henrik Smith-Petersen(4)	2007	296,702	90,113	15,397	129,897			47,318	579,426
President, Asia Pacific	2006	271,981	170,118	8,493	111,263	—	—	22,558	584,414

Paul Senior(4) Chief Technical Officer	2007	243,220	27,363	5,062	152,788	—	—	22,096	450,529

Uzi Shalev(4) Vice President and General Manager of Airspan Israel and Airspan Finland	2007	202,309	24,276	10,201	112,463	—	—	29,779	379,028

(1)
“Stock Awards” represent the dollar amount recognized as expense with respect to stock awards on the Company’s financial statements for the 2007 and 2006 fiscal years in accordance with SFAS No. 123(R), disregarding, however, the estimate of forfeitures related to service-based vesting conditions included in such financial statements and required by SFAS No. 123(R). No amounts of option awards were forfeited by the Named Executive Officers for 2007 or 2006. Stock expense is charged to earnings over the relevant period of vesting service. See Note 14 to the Company’s audited Consolidated Financial Statements for a discussion of the methodology used and the assumptions made in the valuation of the options. See table “Grants of Plan-Based Awards.”

(2)
“Option Awards” represent the dollar amount recognized as an expense with respect to option awards on the Company’s financial statements for the 2007 and 2006 fiscal years in accordance with SFAS No. 123(R), disregarding, however, the estimate of forfeitures related to service-based vesting conditions included in such financial statements and required by SFAS No. 123(R). No amounts of option awards were forfeited by the Named Executive Officers for 2007 or 2006. Option expense is charged to earnings over the relevant period of vesting service. See Note 14 to the Company’s audited Consolidated Financial Statements for a discussion of the methodology used and the assumptions made in the valuation of the options. See table “Grants of Plan-Based Awards.”

(3)	See the “All Other Compensation’ Supplementary Table.”
(4)
Salary and bonus amounts for Mr. Smith-Petersen and Mr. Senior reflect a conversion rate from UK pounds to US dollars equal to UK£1 = US$2.003, and for Mr. Shalev reflect a conversion rate from New Israeli Shekels to US dollars equal to US$1 = NIS 3.849.

“All Other Compensation” Supplementary Table

	Year	Healthcare/ Insurances(1) ($)	Pension(2) ($)	401K(3) ($)	Total “All Other Compensation”(4) ($)

Eric D. Stonestrom	2007	21,337	—	9,300	30,637
David Brant(4)	2007	16,378	18,733	—	90,356
Henrik Smith-Petersen	2007	24,304	23,013	—	47,318
Paul Senior	2007	3,854	18,241	—	22,096
Uzi Shalev	2007	1,134	28,644	—	29,779

(1)	The cost of providing medical, hospitalization, dental, life and disability based on actual costs incurred or a pro rate percentage relating to base salary
(2)	The Company contributes to a defined contribution pension plan 7.5 percent of base salary. For Mr. Shalev, this includes $25,210 of pension and $3,434 related to his education fund.
(3)
The Company matches 60 percent of the contributions made into a 401(k) plan up to the limit permitted by the Internal Revenue Service. The matches are made in shares of Airspan Networks Inc. common stock priced at the closing price on the last day of each relevant quarter.

(4)	Includes relocation expenses paid to Mr. Brant of $55,245.

2007 Grants Of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(1) (#)	All Other Option Awards: Number of Securities Underlying Options(2) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)

Eric D. Stonestrom	2/1/2007	—	—	—	19,200	—	—	90,048
	3/2/2007	—	—	—	—	60,000	4.28	174,846

David Brant	2/1/2007	—	—	—	10,400	—	—	48,776
	3/2/2007	—	—	—	—	60,000	4.28	174,846

Henrik Smith-Petersen	2/1/2007	—	—	—	5,000	—	—	23,450
	3/2/2007	—	—	—	—	35,000	4.28	101,993

Paul Senior	2/1/2007	—	—	—	800	—	—	3,752
	3/2/2007	—	—	—	—	20,000	4.28	58,282
	5/14/2007	—	—	—	—	40,000	3.67	98,520

Uzi Shalev	2/1/2007	—	—	—	8,000	—	—	37,520
	3/2/2007	—	—	—	—	30,000	4.28	73,890
	5/14/2007	—	—	—	—	45,000	3.67	131,134

(1)	All grants of stock awards vest in accordance with the following vesting schedule:
•	25 percent vest 18 months after the grant date;
•	25 percent vest 30 months after the grant date; and
•	50 percent vest 48 months after the grant date.
(2)
Options awards vest over a four-year period, with 25 percent becoming exercisable on the first anniversary of the grant date and 1/48 becoming exercisable in each month following the first anniversary of the grant date.

Employment Agreements

All of our listed executive officers are employed with employment agreements. These agreements are filed with the SEC:

•	Eric Stonestrom (incorporated herein by reference to amendment to the Company’s Registration Statement on Form S-1 filed June 22, 2000);

•	David Brant (incorporated herein by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006);

•	Henrik Smith-Petersen (incorporated herein by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002);

•	Paul Senior (incorporated herein by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007); and

•	Uzi Shalev (incorporated herein by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007).

Eric Stonestrom

Mr. Stonestrom’s base salary under his employment agreement, dated January 12, 1998, has since been increased to its current level of $380,000 per year, subject to periodic review and adjustment by the Company’s Board of Directors. Additionally, Mr. Stonestrom is eligible to receive certain bonus compensation as described under the caption “Compensation Discussion and Analysis.” Mr. Stonestrom’s employment agreement has no specified term. See the caption “Potential Payments upon Termination or Change of Control” for details regarding potential severance payments.

David Brant

Under his employment agreement, dated March 1, 2007, Mr. Brant receives a base salary of $274,000 per year, effective from February 1, 2007, subject to periodic review and adjustment by the Company’s Board of Directors. The Agreement has no specified term. Additionally, Mr. Brant is eligible to receive certain bonus compensation as described under the caption “Compensation Discussion and Analysis.” See the caption “Potential Payments upon Termination or Change of Control” for details regarding potential severance payments.

Henrik Smith-Petersen

Mr. Smith-Petersen’s base salary under his employment agreement, dated February 28, 2001, has since been increased to its current level of $296,702 per year, subject to periodic review and adjustment by the Company’s Board of Directors. The employment agreement has no specified term. Additionally, Mr. Smith-Petersen is eligible to receive certain bonus compensation for 2006 as described under the caption “Compensation Discussion and Analysis.” See the caption “Potential Payments upon Termination or Change of Control” for details regarding potential severance payments.

Paul Senior

Under his employment agreement, dated May 1, 2007, Mr. Senior’s base salary was $250,823. The employment agreement had no specified term. Additionally, Mr. Senior was eligible to receive certain bonus compensation for 2007 as described under the caption “Compensation Discussion and Analysis.” See the caption “Potential Payments upon Termination or Change of Control” for details regarding Mr. Senior’s severance arrangements.

Uzi Shalev

Mr. Shalev’s base salary under his employment agreement, dated November 23, 2000, has since been increased to its current level of $202,309 per year, subject to periodic review and adjustment by the Company’s Board of Directors. The employment agreement had no specified term. Additionally, Mr. Shalev was eligible to receive certain bonus compensation for 2007 as described under the caption “Compensation Discussion and Analysis.” See the caption “Potential Payments upon Termination or Change of Control” for details regarding Mr. Shalev’s severance arrangements.

2007 Omnibus Equity Incentive Plan

For a description of the material terms of the Company’s Omnibus Equity Compensation Plan, see the “Compensation Discussion and Analysis” under the caption “Long-Term Incentive Awards.”

Salary and Bonus

The Company does not currently have a specific policy regarding the proportion of annual salary to total compensation. For further information regarding salary and bonus see “Compensation Discussion and Analysis” under the captions “Base Salary” and “Annual Incentives.”

Outstanding Equity Awards at December 31, 2007

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (10) ($)

Eric D. Stonestrom	66,667	—		3.60	10/5/2009	43,200	(11)	76,032
	100,000	—		6.00	11/1/2010	—		—
	150,000	—		4.38	2/7/2011	—		—
	167,167	—		1.83	11/7/2011	—		—
	45,833	—		0.45	9/25/2012	—		—
	40,313	4,687	(1)	5.08	5/24/2014	—		—
	43,750	16,250	(2)	4.12	1/28/2015	—		—
	28,750	31,250	(3)	6.15	1/27/2016	—		—
	—	60,000	(4)	4.28	3/2/2017	—		—

David Brant	3,333	—		3.60	10/5/2009	15,087	(11)	26,553
	15,000	—		15.00	7/10/2010	—		—
	75,000	—		4.38	2/7/2011	—		—
	35,000	—		1.83	9/7/2011	—		—
	50,000	—		0.45	9/25/2012	—		—
	22,396	2,604	(1)	5.08	5/24/2014	—		—
	18,229	6,771	(2)	4.12	1/28/2015	—		—
	27,083	22,917	(5)	4.94	10/28/2015	—		—
	9,583	10,417	(3)	6.15	1/27/2016	—		—
	—	60,000	(4)	4.28	3/2/2017	—		—

Henrik Smith-Petersen	9,000	—		0.30	3/1/2008	10,312	(11)	18,149
	6,667	—		3.60	10/5/2009	—		—
	36,667	—		7.50	3/10/2010	—		—
	36,666	—		9.60	6/21/2010	—		—
	175,000	—		4.38	2/7/2011	—		—
	50,000	—		1.83	11/7/2011	—		—
	60,000	—		0.45	9/25/2012	—		—
	26,875	3,125	(1)	5.08	5/24/2014	—		—
	18,229	6,771	(2)	4.12	1/28/2015	—		—
	27,083	22,917	(5)	4.94	10/28/2015	—		—
	9,583	10,417	(3)	6.15	1/27/2016	—		—
	—	35,000	(4)	4.28	3/2/2017	—		—

Paul Senior	10,000	—		7.50	3/10/2010	2,987	(11)	5,257
	17,917	2,083	(1)	5.08	5/24/2014	—		—
	8,750	5,417	(2)	4.12	1/28/2015	—		—
	32,500	27,500	(5)	4.94	10/28/2015	—		—
	9,583	10,417	(3)	6.15	1/27/2016	—		—
	12,500	27,500	(6)	2.80	9/12/2016	—		—
	—	20,000	(4)	4.28	3/2/2017	—		—
	—	40,000	(7)	3.67	5/14/2017	—		—

Uzi Shalev	10,937	—		0.49	10/4/2012	10,187	(11)	17,929
	22,396	2,604	(1)	5.08	5/24/2014	—		—
	13,333	6,667	(8)	4.93	4/19/2015	—		—
	9,583	10,417	(3)	6.15	1/27/2016	—		—
	13,333	26,667	(9)	2.20	8/2/2016	—		—
	—	30,000	(4)	4.28	3/2/2017	—		—
	—	45,000	(7)	3.67	5/14/2017	—		—

(1)	Option granted May 24, 2004. The remaining options will vest ratably each month until fully vested on May 24, 2008.
(2)	Option granted January 28, 2005. The remaining options will vest ratably each month until fully vested on January 28, 2009.

(3)	Option granted January 27, 2006. 25 percent of the grant vested on January 27, 2007. The remaining options will vest ratably each month until fully vested on January 27, 2010.
(4)	Option granted March 2, 2007. 25 percent of the grant will vest on March 2, 2008. The remaining options will vest ratably each month until fully vested on March 2, 2011.
(5)	Option granted October 28, 2005. The remaining options will vest ratably each month until fully vested on October 28, 2009.
(6)	Option granted September 12, 2006. 25 percent of the grant vested on September 12, 2007. The remaining options will vest ratably each month until fully vested on September 12, 2010.
(7)	Option granted May 14, 2007. 25 percent of the grant will vest on May 14, 2008. The remaining options will vest ratably each month until fully vested on May 14, 2011.
(8)	Option granted July 20, 2006. 25 percent of the grant vested on July 20, 2007. The remaining options will vest ratably each month until fully vested on July 20, 2010.
(9)	Option granted August 2, 2006. 25 percent of the grant vested on August 2, 2007. The remaining options will vest ratably each month until fully vested on August 2, 2010.
(10)	The closing price of Airspan common stock at December 31, 2007 was $1.76 per share.
(11)	Stock awards vest over time through February 1, 2011.

2007 Option Exercises And Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Eric D. Stonestrom	—	—	10,500	35,175
David Brant	—	—	2,188	7,352
Henrik Smith-Petersen	—	—	2,500	8,403
Paul Senior	—	—	938	3,139
Uzi Shalev	—	—	938	3,139

(1)
The value realized on exercise of stock options is the difference between the fair market value of the Company’s common stock at the time of exercise and the exercise price contained in the award agreement for the stock option. The value realized on vesting of the stock awards is the fair market value of the Company’s common stock at the time of vesting. The fair market value used for purposes of this table is the actual sale proceeds when a cashless exercise has been completed or, the closing market price of the Company’s common stock on the date of exercise or vesting.

Potential Payments Upon Termination Or Change Of Control

The following table sets forth the payments that would have been made had a termination without cause occurred as of December 31, 2007:

Name	Amount Paid on the Company Terminating the Employment Contract without Cause

Eric Stonestrom(1)	$380,000 (equivalent to 12 months’ base salary)
David Brant(2)	$274,000 (equivalent to 12 months’ base salary)
Henrik Smith-Petersen(3)	$225,720 (equivalent to 9 months’ base salary)
Paul Senior(4)	$121,610 (equivalent to 6 months’ base salary)
Uzi Shalev(5)	$101,155 (equivalent to 6 months’ base salary)

(1)	On involuntary termination of Mr. Stonestrom’s contract he is entitled to receive severance of 12 months’ base salary or $380,000.
(2)
Under Mr. Brant’s current employment agreement, which became effective January 1, 2007, in the event of termination of Mr. Brant other than for “cause” (as defined in his employment agreement) or if he terminates his employment with “good reason” (as defined in his employment agreement), Mr. Brant would be entitled to severance equal to 12 months’ base salary as of the termination date or $274,000 assuming a December 31, 2007 termination date, payable bi-weekly. If Mr. Brant is terminated within one year of the effective date of a “change of control” (as defined in his employment agreement) or voluntarily terminates his employment because of a required relocation or a material change in his responsibilities, Mr. Brant would be entitled to receive severance of 12 months’ total cash compensation that would otherwise have been payable, including all bonuses. Assuming termination based on a change of control at December 31, 2007, Mr. Brant would have been entitled to compensation of $333,725 (excluding relocation benefits, if any) (equivalent to 12 months’ base salary, plus bonuses and benefits), payable bi-weekly; assuming his new contract had been effective on that date.

(3)
On termination without cause, Mr. Smith-Petersen would be entitled to severance equal to nine months’ base pay or $225,720 (UK£112,691 converted at UK£1 = US$2.003), assuming termination on December 31, 2007, plus any accrued commissions Mr. Smith-Petersen had earned on Asia business.

(4)
Under Mr. Senior’s current employment agreement, in the event of a termination without cause, the Company would be required to provide Mr. Senior with six months notice. In lieu of such notice, the Company, in its discretion, may determine to provide Mr. Senior with an amount equivalent to six months base salary, or $121,610 (UK£60,714 converted at UK£1 = US$2.003), assuming termination on December 31, 2007.

(5)
Under Mr. Shalev’s current employment agreement, in the event of a termination without cause, the Company would be required to provide Mr. Shalev with six months notice. In lieu of such notice, the Company, in its discretion, may determine to provide Mr. Shalev with an amount equivalent to six months base salary, or $101,155 (NIS 389,346 converted at NIS 3.849 = $1), assuming termination on December 31, 2007.

Upon the occurrence of a “change of control”, as defined in the Company’s stock option agreements under its Omnibus Equity Compensation Plan, the following provisions apply to option awards:

Upon the occurrence of a “change of control” (as defined below), if the Company or any successor, assign, or purchaser thereof does not either: (A) continue the option (as adjusted, if necessary, to retain its pre-”change of control” economic value and aggregate “spread” between the option shares’ fair market value and exercise price) or (B) grant a new option of at least equivalent economic value, aggregate “spread,” and other terms and conditions as the pre-”change of control” option, then an additional 50 percent of any remaining unvested options will automatically vest. All such vested options may be exercised (together with any other previously or subsequently vested options) until the later of (i) the date related to termination of the employee, or (ii) one year from such “change of control”, but in no event longer than ten years from the original date of grant. In the case of certain options granted to Mr. Stonestrom and Mr. Brant, if they are employed by the Company or any subsidiary or affiliate or the Company immediately prior to a “change of control,” they will be automatically vested in 100 percent of any such remaining unvested options.

A “change of control” as defined in the stock option agreements means the following:

•	Any person becomes the beneficial owner of shares having 50 percent or more of the total number of votes that may be cast for the election of directors of the Company; or

•
As a result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or its assets; or

•
If at any time (i) the Company shall consolidate with, or merge with, any other person and the Company shall not be the continuing or surviving corporation, (ii) any person shall consolidate with, or merge with, the Company and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, (iii) the Company shall be a party to a statutory share exchange with any other person after which the Company is a Subsidiary of any other Person, or (iv) the Company shall sell or otherwise transfer 50 percent or more of the assets or earnings power of the Company and its subsidiaries (taken as a whole) to any person or persons.

Other Potential Post-Employment Payments

Equity Incentive Plans

Under our option plans, the option holder has 90 days to exercise vested options from the date employment ends, other than for death or disability. In the event of death, the option holder’s estate may exercise the option upon the holder’s death for a period of one year. Similarly, the option holder may exercise the option upon termination due to disability for a period of one year. For further details regarding our equity incentive plans, see the “Compensation Discussion and Analysis” under the caption “Long-Term Incentive Awards.” Assuming termination as of December 31, 2007, our Named Executive Officers would have been eligible to exercise the following amounts of vested options for the periods described above: Mr. Stonestrom, 642,480; Mr. Brant, 255,624; Mr. Smith-Petersen, 455,769; Mr. Senior, 91,250; and Mr. Shalev, 69,582.

REPORT OF THE AUDIT COMMITTEE(1)

The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. In this oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, including the system of internal controls, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles in the United States.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has substantively discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from the Company and its management. The Audit Committee has also considered the compatibilities of non-audit services with the independent registered public accounting firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

The Audit Committee

Julianne M. Biagini, Chairwoman
Michael T. Flynn
David A. Twyver

(1)
The material in this Report of the Audit Committee shall not be deemed to be “soliciting material,” nor to be “filed” with the SEC nor subject to Regulation 14A or 14C. This report is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 (the “Securities Act”), as amended or the Exchange Act.

POLICY AND PROCEDURES REGARDING TRANSACTIONS WITH RELATED PERSONS

Based on our size and industry, we may from time to time engage in transactions and business arrangements with companies and other organizations in which one of the members of our Board, executive officers or their respective immediate family members also may be a board member, executive officer or significant investor, or in which such person has a direct or indirect material interest. We recognize that related person transactions have the potential to create perceived or actual conflicts of interest and could create the appearance that decisions are based on considerations other than the best interests of the Company and its shareholders. Accordingly, as a general matter, it is our preference to avoid related person transactions. However, there are situations where related person transactions are either in, or not inconsistent with, our best interests and the best interests of our shareholders.

The Board of Directors of the Company has adopted a Policy and Procedures Regarding Transactions with Related Persons. This policy delegates to the Audit Committee responsibility for reviewing, approving or ratifying transactions with “related persons” that are required to be disclosed under the rules of the SEC. Under the policy, a “related person” includes any of the directors or executive officers of the Company, certain stockholders and their immediate families. The policy applies to transactions where the Company is a participant, a related person will have a direct or indirect material interest and the amount involved exceeds $20,000. Under the policy, management of the Company is responsible for disclosing to the Audit Committee all material information related to any covered transaction in order to give the Audit Committee an opportunity to authorize, approve or ratify the covered transaction based upon its determination that the covered transaction is fair and reasonable and on terms no less favorable to the Company than could be obtained in a comparable arm’s length transaction with an unrelated third party.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Loans to Related Parties

In connection with the purchase of 1.5 million shares of the Company’s common stock (the “Purchased Shares”), on April 27, 1999, Mr. Stonestrom incurred $130,000 of indebtedness to the Company. On July 16, 2004, Mr. Stonestrom repaid $43,333 of such indebtedness to the Company and, accordingly, the aggregate outstanding amount of such indebtedness as of the date of this report is $86,667. The indebtedness is evidenced by a promissory note which is payable upon the earlier of Mr. Stonestrom’s termination or bankruptcy or various events constituting a change in control of the Company or a majority of its assets. No interest is due under the notes unless Mr. Stonestrom enters into various insolvency related proceedings, which proceedings trigger an obligation to pay interest at the highest rate allowed by the State of Delaware. As security for the note, Mr. Stonestrom has granted the Company a first priority security lien in (i) the Purchased Shares, (ii) all securities of the Company subsequently acquired by Mr. Stonestrom, and (iii) all proceeds from the sale of the Purchased Shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No interlocking relationship exists between the Company’s Board of Directors or Compensation Committee and the Board of Directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

CODE OF ETHICS

The Company maintains a code of conduct (the “Code”) that applies to its Directors, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller, as well as to all of the other employees of the Company. A copy of the Code is available on our web site at www.airspan.com. The Company will disclose any waiver of the Code on our website.

ANNUAL REPORT TO SHAREHOLDERS

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 accompanies this Notice of Annual Meeting and Proxy Statement. Additional copies of the Annual Report on Form 10-K may be obtained without charge from the SEC’s website at www.sec.gov or by writing to:

Airspan Networks Inc.
777 Yamato Road, Suite 310
Boca Raton, FL 33431
Attention: Chief Financial Officer

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act, that might incorporate all or portions of the Company’s filings, including this Proxy Statement, with the SEC, in whole or in part, the Compensation Committee Report on Executive Compensation and the Report of the Audit Committee contained in this Proxy Statement shall not be deemed to be incorporated by reference into any such filing or deemed filed with the SEC under the Securities Act or the Exchange Act.

OTHER BUSINESS

2009 Shareholder Proposals

Shareholders interested in submitting a proposal to be considered for inclusion in the Company’s Proxy Statement and form of Proxy for the 2008 Annual Meeting of Shareholders may do so by following the procedures prescribed by Rule 14a-8 under the Exchange Act. To be eligible for inclusion, proposals must be submitted in writing and received by the Company on or before December 27, 2008 and must be addressed to David Brant, Corporate Secretary, Airspan Networks Inc., 777 Yamato Road, Suite 310, Boca Raton, FL 33431.

A shareholder of the Company may wish to have a proposal presented at the 2009 Annual Meeting of Shareholders, but not to have the proposal included in the Company’s Proxy Statement and form of Proxy relating to that meeting.

Pursuant to the Bylaws, no business may be brought before the annual meeting unless it is specified in the notice of meeting or is otherwise brought before the meeting at the direction of the Board of Directors or by a shareholder who otherwise has the right to submit the proposal and who has delivered written notice to the Company (containing certain information specified in the Bylaws about the shareholder and the proposed action) within ten days after delivery of notice of the annual meeting. These requirements are separate from and in addition to the SEC requirements referenced above for inclusion of a shareholder proposal in the Company’s Proxy Statement.

Procedures for Nominating or Recommending for Nomination Candidates for Director

In order for a shareholder to nominate a candidate for director, under the Bylaws, timely notice of the nomination must be received by the Company in advance of the meeting. Ordinarily, such notice must be received not less than 120 nor more than 150 days before the first anniversary of the date the Company’s Proxy Statement is first mailed to shareholders in connection with the last Annual Meeting of Shareholders, i.e., between November 27, 2008 and December 27, 2008 for the 2009 Annual Meeting. The shareholder filing the notice of nomination must include:

As to the shareholder giving the notice:

•	the name and address of such shareholder, as they appear on the Company’s stock transfer books;

•	a representation that such shareholder is entitled to vote as such meeting and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;

•	the class and number of shares of stock of the Company beneficially owned by such shareholder; and

•
a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; and

As to each person whom the shareholder proposes to nominate for election as a director:

•	the name, age, business address and, if known, residence address of such person;

•	the principal occupation or employment of such person;

•	the class and number of shares of stock of the Company that are beneficially owned by such person;

•
any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Exchange Act; and

•	the written consent of such person to be named in the proxy statement as a nominee and to serve as a director, if elected.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by the Company within the time limits described above. Such notice must include:

•	the information described above with respect to the shareholder proposing such business;

•
a brief description of the business desired to be brought before the Annual Meeting of Shareholders, including the complete text of any resolutions to be presented at such meeting, and the reasons for conducting such business at the Annual Meeting of Shareholders; and

•	any material interest of such shareholder in such business.

These requirements are separate from and in addition to the SEC requirements a shareholder must satisfy to have a proposal included in the Company’s proxy statement.

In each case the notice must be given by personal delivery or by United States certified mail, postage prepaid, to David Brant, the Secretary of the Company, whose address is 777 Yamato Road, Suite 310, Boca Raton, FL 33431. Any shareholder desiring a copy of the Bylaws will be furnished one without charge upon written request to the Secretary. A copy of the Bylaws is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and is available at the SEC Internet website at www.sec.gov.

Other Matters

Management is not aware of any matters to be presented for action at the Annual Meeting, except matters discussed in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

By Order of the Board of Directors

David Brant
Corporate Secretary

April 25, 2008

AIRSPAN
777 Yamato Road
Suite #310
Boca Raton, FL 33431

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Airspan Networks Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Airspan Networks Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

AIRSPAN NETWORKS INC.

The Board of Directors recommends a vote “FOR” the nine director nominees listed below:

PROPOSAL NO. 1

1.	To elect nine members to the Company’s Board of Directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified:

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Nominees:	(01) (02) (03) (04) (05) (06) (07) (08) (09)	Julianne M. Biagini Bandel L. Carano Matthew J. Desch Michael T. Flynn Frederick R. Fromm Guillermo Heredia Thomas S. Huseby Eric D. Stonestrom David A. Twyver	☐	☐	☐

The Board of Directors unanimously recommends a vote “FOR” Proposal 2.

PROPOSAL NO. 2

	For	Against	Abstain
2. To consider and vote upon a proposal to approve the amendment of the 2004 Omnibus Equity Compensation Plan to increase the number of shares available for issuance from 5,000,000 to 9,500,000.	☐	☐	☐

PROPOSAL NO. 3

	For	Against	Abstain
3. To consider and vote upon a proposal to approve of and ratify the selection of Grant Thornton, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2008:	☐	☐	☐

Proxy solicited on behalf of the Airspan Networks Inc. Board of Directors for the 2008 Annual Meeting of Shareholders, May 29, 2008.

IMPORTANT: Please mark, date and sign your name exactly as it appears on this proxy and return this proxy in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give your full title as such. For joint accounts, each joint owner should sign.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Shareholders (the “Annual Meeting”) of Airspan Networks Inc., a Washington corporation (the “Company”), will be held on May 29, 2008 at 11:00 AM ET, at the Company’s headquarters, 777 Yamato Road, Suite 310, Boca Raton, FL 33431, for the purposes described on the reverse side of this card.

All shareholders are cordially invited to attend; however, only shareholders of record at the close of business on April 17, 2008 are entitled to vote at the Annual Meeting or any adjournments thereof.

PLEASE SIGN, DATE AND MAIL
THIS PROXY CARD BACK AS SOON AS POSSIBLE:

ANNUAL MEETING OF SHAREHOLDERS
AIRSPAN NETWORKS INC.

May 29, 2008

Please Detach and Mail in the Envelope Provided

AIRSPAN NETWORKS INC.

PROXY
for Annual Meeting to be held May 29, 2008

The undersigned appoints each of Eric D. Stonestrom, David Brant and Matthew J. Desch, attorney and proxy, with full power of substitution, on behalf of the undersigned, and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of Airspan Networks Inc. that the undersigned would be entitled to vote at the above Annual Meeting and any adjournment thereof.

The shares represented by this proxy will be voted as specified and, in the discretion of the proxies, on all other matters. If not otherwise specified, shares will be voted in accordance with the recommendations of the Directors.

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any address changes/comments above, please mark corresponding box on other side.)